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                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement ("Agreement"), dated as of September 7, 2004 (the "Execution Date"), is by and among CAMCO, INC., a Nevada corporation ("Camco"); STEVEN A. MACK ("Mack"); SUPERPAWN, INC., a Nevada corporation ("SuperPawn"); and CASH AMERICA INTERNATIONAL, INC., a Texas corporation ("Purchaser").

                                   WITNESSETH:

      WHEREAS, Camco owns and operates a business that consists of a chain of SuperPawn pawnshops located at the locations identified on Schedule 1.0(a) attached hereto and incorporated herein by this reference (the "Primary Business").

      WHEREAS, SuperPawn owns and operates a business that franchises SuperPawn pawnshop facilities to third parties at the locations identified on Schedule 1.0(b) (the "Franchise Business").

      WHEREAS, the Primary Business and the Franchise Business are collectively referred to herein as the "Business," and Camco and SuperPawn are collectively referred to herein as the "Seller."

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the assets of Seller and the Business, including, without limitation, the assets listed on Schedule 1.0(c) attached hereto and incorporated herein by this reference, but excluding the assets of Seller listed on Schedule 1.0(d) attached hereto and incorporated herein by this reference (the "Excluded Assets") (such assets other than the Excluded Assets, collectively, the "Assets").

      WHEREAS, Mack is the principal shareholder of Camco and SuperPawn and is a party to this Agreement.

      NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

      The definitions of certain defined terms used in Articles I through VIII of this Agreement are set forth in Article IX of this Agreement. A definitions cross-reference table indicating the particular section of this Agreement in which the definition of each defined term used in this Agreement can be found is set forth on Attachment "A" attached hereto. Attachment "A" hereto also includes a descriptive list of all Schedules and Exhibits included in this Agreement.

                                    ARTICLE I
                                PURCHASE AND SALE

      Section 1.1 Purchase and Sale of Assets. Subject to and upon the terms and conditions contained herein, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all security interests, liens, claims and encumbrances (other than the Assumed Liabilities), and Purchaser shall purchase, accept and acquire from Seller, the Assets and assume the Assumed Liabilities.

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      Section 1.2 Purchase Consideration.

            1.2.1 Purchase Consideration - General. The consideration from Purchaser to Seller (or, in the case of Section 1.2.1(c) below, Seller, Mack, Waters, Rowan and Marco Herrera ("Herrera")) for the Assets shall consist of the following (the "Purchase Consideration"):

                  (a) a wire transfer of an amount equal to the Cash Consideration, payable in immediately available funds to Seller in such bank account as is designated by Seller in writing to Purchaser at least 24 hours prior to the Closing;

                  (b) the issuance of the following number of duly authorized, fully paid and non-assessable shares of Purchaser's $.10 par value common stock ("Shares") to Camco or Camco's designee, to be delivered to Escrow Agent to be held and disposed of pursuant to the Escrow Agreement: the number of Shares shall be determined by dividing $15,000,000 by the Trading Value; and

                  (c) wire transfers to each of Seller, Mack, Waters, Rowan and Herrera of the respective amounts set forth in Paragraph 18 of the Non-Competition Agreement (the "Non-Competition Consideration"), in immediately available funds.

            1.2.2 Purchase Consideration - Definitions.

                  (a) The term "Cash Consideration" means (i) One Hundred Million Three Hundred Fifty-Eight Thousand and No/100 U.S. Dollars ($100,358,000.00), minus (ii) the Store Credit Amount, all as the amount determined pursuant to subsections 1.2.2(a)(i)-(ii) herein may be adjusted by
(iii) the Initial Adjusted Debt Amount in accordance with Section 1.2.2(b) below.

                  (b) The term "Initial Adjusted Debt Amount" shall have the meaning assigned to such term in Schedule 1.2.2. If the Initial Adjusted Debt Amount is greater than $30,508,000.00, the Cash Consideration shall be increased by $1.00 for each $1.00 the Initial Adjusted Debt Amount is greater than $30,508,000.00 and if the Initial Adjusted Debt Amount is less than $30,508,000.00, the Cash Consideration shall be decreased by $1.00 for each $1.00 that the Initial Adjusted Debt Amount is less than $30,508,000.00 (the parties agree that Seller's debt obligations as of March 31, 2004 amounted to $30,508,000.00).

                  (c) The term "Store Credit Amount" shall mean 90% of the sum of (i) all layaway deposits paid to Seller under all active layaway accounts of the Business in effect as of the Closing Date, plus (ii) the amount of all unused gift certificates and store credits of Seller as of the Closing Date to the extent such unused gift certificates and store credits were issued to customers of Seller on or after the 365th day prior to the Closing Date.

                  (d) For purposes of Section 1.2.1(b) above, the term "Trading Value" means the average per share closing price of Purchaser's common stock on the New York Stock Exchange for the ten (10) trading days immediately preceding the day that is two days prior to the Closing Date; provided, however, in no event shall the Trading Value be (i) less than $3.00 per share less than the average per share closing price of Purchaser's common stock on the New York Stock Exchange for the ten (10) trading days immediately preceding the Execution Date (such average, the "Signing Date Average"), or (ii) greater than $3.00 per share greater than the Signing Date Average. If, between the date of this Agreement and the Closing Date, Purchaser's outstanding common stock shall have been changed into a different number of shares or different class by reason of any reclassification,

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recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the consideration to be delivered pursuant to Section 1.2.1(b) shall be appropriately adjusted to provide to Seller the same economic effect as contemplated by this Agreement prior to such event.

      Section 1.3 Assumed Liabilities. In addition to the Purchase Consideration, Purchaser will assume the liabilities and obligations of Seller that are expressly listed on Schedule 1.3 attached hereto (collectively, the "Assumed Liabilities"). Notwithstanding the foregoing, Purchaser does not agree to assume, and shall not assume or pay, perform or discharge any Liabilities or obligations of Seller other than the Assumed Liabilities.

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                                     SELLER

Seller hereby makes the representations and warranties set forth in this Article II to Purchaser, and represents and warrants that such statements are true and correct as of the date hereof. For purposes of this Agreement, the "Knowledge" of Seller shall include the knowledge of Seller and Mack. Except as otherwise specifically indicated, an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a reasonably prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a "reasonable investigation" regarding the accuracy of any representations or warranties contained in this Agreement. For Mack and individuals related to, or employed or engaged by, Seller or Mack, a "reasonable investigation" shall be deemed to have been made if such individual has made a "due inquiry" to any of the Key Persons of Seller and to Seller's principal external accountants and lawyers. For individuals related to, or employed or engaged by, Purchaser, a "reasonable investigation" shall be deemed to have been made if such individual has made a "due inquiry" to any of the Key Persons of Purchaser and to Purchaser's principal external accountants and lawyers. As used herein, the term "Key Persons of Seller" shall mean the individuals listed on
Schedule 2.0(a) and the term "Key Persons of Purchaser" shall mean the individuals listed on Schedule 2.0(b). A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a shareholder (other than as a shareholder of a publicly traded company), member, partner, trustee, director or officer of such Person has Knowledge of such fact or other matter (as such Knowledge is described in subsections (a) and (b) of this Section above). As used herein, the term "Actual Knowledge" means (i) with respect to Seller, the actual knowledge of the Key Persons of Seller and, (ii) with respect to Purchaser, the actual knowledge of the Key Persons of Purchaser. The Schedules to this Agreement and any supplements thereto are incorporated herein by this reference. No representation or warranty of Seller contained in this Agreement shall be affected or deemed waived or otherwise impaired or limited by reason of any investigation or due diligence conducted by Purchaser or its representatives, except to the extent that on or before the Closing Date Purchaser obtains Actual Knowledge of any facts, events or circumstances that would cause the particular representation or warranty of Seller in question to be untrue. No representation or warranty of Purchaser contained in this Agreement shall be affected or deemed waived or otherwise impaired or limited by reason of any investigation or due diligence conducted by Seller or its representatives, except to the extent that on or before the Closing Date Seller obtains Actual Knowledge of any facts, events or circumstances that would cause the particular representation or warranty of Purchaser in question to be untrue.

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      Section 2.1 Organization and Good Standing. Each entity comprising Seller
(each a "Seller Entity") is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite corporate power and authority to carry on the Business as currently conducted, to own or hold under lease its properties and assets, to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby. Each Seller Entity is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned by it, or the nature of the activities conducted by it, requires such qualification, except in such states where the failure to be so qualified does not have a Material Adverse Effect, either individually or in the aggregate. Except as disclosed on Schedule 2.1, neither Seller Entity owns, directly or indirectly, any interest in any corporation, business trust, joint stock company, partnership, joint venture, franchise, limited liability company or other business organization or association. Seller shall deliver to Purchaser true and complete copies of the articles of incorporation, bylaws and all other organizational documents of each Seller Entity, and all of such documents are in full force and effect on the date hereof. Additionally, the officers and directors of each Seller Entity as of the Execution Date are as set forth on
Schedule 2.1 (and such Schedule 2.1 shall be updated through the Closing Date in the Supplemental Disclosure Agreement in the manner set forth in Section 5.4 below).

      Section 2.2 Authorization and Validity. Except as disclosed on Schedule 2.2, Seller and Mack have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the other Transaction Documents to be executed and delivered by either Seller or Mack at or prior to the Closing and to perform their obligations under this Agreement and the other Transaction Documents, and, except as disclosed on Schedule 2.2, such action has been duly authorized by all necessary action by the shareholders and boards of directors of each Seller Entity. This Agreement has been, and subject to obtaining the consents and approvals set forth in Schedule 2.3 and Schedule 2.4, the other Transaction Documents will be at the Closing, duly executed and delivered by each Seller Entity and by Mack (as applicable). This Agreement constitutes, and subject to obtaining the consents and approvals set forth in
Schedule 2.3 and Schedule 2.4, each of the other Transaction Documents at the Closing will constitute, legal, valid and binding obligations of Seller and Mack, enforceable against Seller and Mack (as applicable) in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

      Section 2.3 No Violation. Except as disclosed on Schedule 2.3, neither the execution, delivery or performance of this Agreement or the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or bylaws of either Seller Entity or under any agreement, indenture or other instrument under which Seller or Mack is bound or to which any of the Assets are subject (other than conflicts, violations or breaches of which Seller does not have Actual Knowledge and which do not, either individually or in the aggregate, have a Material Adverse Effect), or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Assets; or (b) cause any change in the rights or obligations of any party under any such agreement, indenture or other instrument (other than changes of which Seller does not have Actual Knowledge and which do not, either individually or in the aggregate, have a Material Adverse Effect); or (c) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller, Mack, the Business or the Assets, (other than violations or conflicts of which Seller does not have Actual Knowledge and which do not, either individually or in the aggregate, have a Material Adverse Effect); or (d) result in any shareholder of either Seller Entity having the right to exercise dissenters' appraisal rights.

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      Section 2.4 Consents. Except as set forth in Schedule 2.4 and except for approvals required under the HSR Act, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, or any lender of Seller or Mack, or any other Person other than Persons identified on Schedule 2.9 as Persons whose consent is required, is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the Transaction Documents and the consummation of the transactions contemplated herein or therein on the part of Seller or Mack.

      Section 2.5 Consumer Loans. All Consumer Loans made in the Business have been made in compliance and accordance with all Applicable Laws, except where Seller has no Actual Knowledge of the failure to do so and such unknown failure would not, either individually or in the aggregate, have a Material Adverse Effect. All Consumer Loan Documents represent bona fide assets of Seller and bona fide transactions between Seller and the respective parties to such transactions. Seller's books and records that are being delivered to Purchaser contain an accurate record, in all material respects, of the Consumer Loans and the Consumer Loan Documents, including, without limitation, for each loan written, all material loan application data and back-up documentation, all material underwriting criteria and documentation, all notices of adverse action, all promissory notes and loan documents, all pawn tickets, all buy-sell and/or repurchase agreements, documentary evidence of compliance with all Applicable Laws, the underlying check or other items securing or evidencing any security for such loans, if applicable, the amount loaned, the lawful interest charge and other lawful charges, if any, to accrue thereon, renewals thereof, all layaway contracts, and with respect to buy-sell or repurchase agreements - the purchase price, the repurchase price, and other lawful charges, if any, and with respect to pawn loans and buy-sell and/or repurchase agreements - an accurate description, in all material respects, of the pledged goods or the goods subject to buy-sell or repurchase agreements. All interest, fees and charges on each Consumer Loan and layaway contract included in the Consumer Loans do not exceed the maximum rate of interest, charges and fees allowed by Applicable Laws. In addition to, and without limiting the foregoing, the Consumer Loan Documents are complete in every material respect and comply in all material respects with all Applicable Laws. Attached to Schedule 2.5(a) is a true, complete and correct copy of Seller's standard agreements for the creation of Consumer Loans. Except as set forth on Schedule 2.5(b), each Consumer Loan has been created using such standard forms of agreement without material modification or substitution (except as may be consistent with Seller's ordinary course of business - provided that any such consistent material modification or substitution is described in detail on Schedule 2.5(b)) except where Seller has no Actual Knowledge of the failure to use such standard forms without material modification and such unknown failure would not, either individually or in the aggregate, have a Material Adverse Effect; provided, however, in no event does the aggregate value of the principal amount of all Consumer Loans created on forms other than on such standard forms exceed a total value of $10,000 in the aggregate for all Shops (the parties hereto agree that all Consumer Loans that are not on such standard forms shall be treated as Missing Loans if any Losses are suffered as a result of such Consumer Loans not being made on such standard forms.) With respect to pawn loans, all pawn tickets accurately reflect, in all material respects, that all outstanding pawn loans bear no more than the maximum lawful finance charge and other lawful charges, if any, applicable to the transaction and merchandise pawned and all buy-sell or repurchase agreements accurately reflect, in all material respects, that the repurchase price represents no more than the maximum lawful repurchase price and all other charges allowed by law, if any, in connection with each buy-sell transaction. All pawned merchandise reflected by Seller's books and records is collateralized as required by law and is collateralized so that Seller has a lawful and valid security interest and first lien on such pawned merchandise, except where Seller has no Actual Knowledge of the failure to do so and such unknown failure would not, either individually or in the aggregate, have a Material Adverse Effect; provided, however, in no event does the aggregate value of all pawned merchandise which is not

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collateralized as required by law and/or for which Seller has no valid security interest and/or a valid first lien on such pawned merchandise exceed a total value of $10,000 in the aggregate for all Shops (the parties hereto agree that all pawned merchandise that is not collateralized in the manner described in this sentence shall be treated as Missing Loans.) All merchandise which is subject to the terms and conditions of buy-sell or repurchase agreements is owned by Seller and Seller has good and indefeasible title to all such merchandise, subject only to the terms of the applicable buy-sell or repurchase agreements. All pawned merchandise and all merchandise subject to buy-sell or repurchase agreements, layaway contracts or statutory hold-periods is physically present on the premises of the Business, and all such merchandise is available for redemption, repurchase or sale, as the case may be. The Consumer Loan Documents represent or will represent valid and enforceable obligations arising from transactions actually made or performed by Seller in the ordinary course of its business; provided, however, the number of Consumer Loans will fluctuate between the Execution Date and the Closing Date in Seller's normal course of business. As used herein, the term "Customer Receivables" means all customer receivables, including, without limitation, all Consumer Loans included in the Assets, together with all other accounts receivable of Seller. A summary description of all Customer Receivables, summarized on a Shop-by-Shop basis as of July 31, 2004, is set forth on Schedule 2.5(c) (and such Schedule 2.5(c) shall be updated through the Closing Date in the Supplemental Disclosure Agreement in the manner set forth in Section 5.4 below.) Except to the extent paid prior to the Closing Date, such Customer Receivables are or will be valid and binding obligations of the parties thereto enforceable against them in accordance with the terms of such agreements; provided, however, at the Closing Date, some deferred deposit (payday) loans will be past due (but the proportion of the deferred deposit (payday) loans that are past due as of the Closing Date will be consistent with Seller's normal course of business). Except as set forth on Schedule 2.5(c), there is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of Seller, relating to the amount or validity of the Customer Receivables, and Seller has not waived any material terms of any Customer Receivable (except as may be consistent with Seller's ordinary course of business - provided that any such consistent waiver of material terms is described in detail on Schedule 2.5(b)). Schedule 1.0(c) lists the aggregate active Consumer Loan balances by loan category (pawn loans secured by collateral other than certificates of title or titled goods and vehicles, pawn loans secured by certificates of title or titled goods and vehicles, deferred deposit (payday) loans, title loans and other), with each such loan category further broken down as current loans or delinquent loans and delinquent loans carried in inventory, on a Shop-by-Shop basis outstanding as of July 31, 2004 (and such Schedule 1.0(c) shall be updated through the Closing Date in the Supplemental Disclosure Agreement in the manner set forth in Section
5.4 below.)

      Section 2.6 Financial Statements. Schedule 2.6(a) contains Seller's audited balance sheets as of December 31, 2003, December 31, 2002 and December 31, 2001, Seller's unaudited balance sheet as of July 31, 2004, Seller's audited statements of income, retained earnings and cash flows for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, and Seller's unaudited statements of income, retained earnings and cash flows for the seven-month period ended July 31, 2004 (collectively, the "Seller Financial Statements"). As of their respective dates, to the Knowledge of Seller's Key Officers, (a) the Seller Financial Statements do not (and the Additional Financial Statements will not) contain any untrue statements of any material facts or omit to state any material facts necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the respective periods covered by the Seller Financial Statements (and the Additional Financial Statements, as the case may be); (b) the financial statements and other financial information included in the Seller Financial Statements (and the Additional Financial Statements, as the case may be) fairly present in all material respects the financial condition, results of operations and cash flows of Seller and the Business as of, and for, the respective periods presented in the Seller Financial Statements (and the Additional Financial Statements, as the case may be). Except as

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disclosed on Schedule 2.6(b), the Seller Financial Statements have been (and the
Additional Financial Statements will be) prepared in accordance with GAAP and reflect the consistent application of GAAP throughout the periods involved, except as expressly disclosed in the notes to such financial statements and except for normal year-end adjustments in the case of the unaudited Seller Financial Statements that were prepared for the seven-month period ended July
31, 2004. Also contained in Schedule 2.6(a) is a descriptive list of all management letters and management letter responses submitted in connection with the preparation of the Seller Financial Statements and Seller has previously delivered copies of all such management letters and management letter responses to Purchaser. Without limiting any other provision of this Agreement, as to the Key Officers of Seller for purposes of this Section 2.6 only, a "reasonable investigation" for purposes of Knowledge shall be deemed to have been made if each Key Officer has made a "due inquiry" to the Key Persons of Seller and any such other key employees of Seller as each such Key Officer deems reasonably appropriate for purposes of making the Seller Financial Statements and the Additional Financial Statements compliant with Seller's representations and warranties set forth in this Section 2.6. As used herein, Seller's "Key
Officers" as of the date hereof shall be Mack, Waters and Rowan.

      Section 2.7 Liabilities and Obligations. Schedule 2.7 reflects all Liabilities of Seller (other than Current Liabilities) that relate to the Business or the Assets and the operation thereof, arising out of transactions effected or events occurring on or prior to July 31, 2004 (provided that on the Closing Date, for purposes of Section 2.7, Section 4.3(a) and Section 4.4(d), such July 31, 2004 date shall be deemed amended to be the Closing Date) to the extent Seller has Knowledge of such Liabilities and such Liabilities are not otherwise disclosed on any other Schedule to this Agreement (and such Schedule
2.7 shall be updated through the Closing Date in the Supplemental Disclosure Agreement in the manner set forth in Section 5.4 below.) Except as set forth in any Schedule to this Agreement, Seller is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, royalty or other obligation or dividend of any Person other than Seller except to the extent such Seller has no Actual Knowledge of such liability or obligation and such unknown liability or obligation would not have a Material Adverse Effect, either individually or in the aggregate, on the Assets, the Business or the transactions contemplated by this Agreement, and Seller has no Knowledge of any legitimate basis for the assertion of any other such Liabilities of any nature or in any amount. Except as set forth in Schedule 2.7, since December 31, 2003, Seller has not paid any dividends, or made any distribution to, or in any way compensated or paid remuneration to, any shareholder or any of their respective affiliates.

      Section 2.8 Title and Use of Assets. Except as set forth on Schedule 2.8, Seller has, or prior to Closing will have, good, valid and marketable title to all of the Assets, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature except for the lien of current taxes or assessments not yet delinquent, liens and deposits (including mechanics', materialmen's and other liens) arising in the ordinary course of business securing amounts not yet due and payable, other Encumbrances that, individually or in the aggregate, do not have a Material Adverse Effect upon the Assets affected thereby (provided, however, that all such other Encumbrances will be removed from the Assets prior to the Closing unless the same are Assumed Liabilities) and, with respect to the Owned Real Property, the Permitted Encumbrances. Upon consummation of the transactions contemplated hereby, Purchaser shall, subject to the Assumed Liabilities, receive good, valid and marketable title to the Assets free and clear of all security interests, liens, claims and encumbrances, mortgages, pledges, restrictions, prior assignments and any other similar claims other than for liens and deposits (including mechanics', materialmen's and other liens) arising in the ordinary course of business securing amounts not yet due and payable, and, with respect to the Owned Real Property, the Permitted Encumbrances. Except as set forth on Schedule 2.8, Seller

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owns, leases or otherwise possesses a transferable right to use all the Assets
(subject to the Assumed Liabilities) and will transfer all of such rights to Purchaser at Closing.

      Section 2.9 Commitments. Schedule 2.9 sets forth all Commitments. Except as set forth in Schedule 2.9 and Schedule 2.5, Seller has not entered into, nor are the Assets or the business of Seller bound by, whether or not in writing, any other Commitments. True, correct and complete copies of the Commitments (including summaries of all oral Commitments), have heretofore been delivered to Purchaser. To Seller's Knowledge, no events, occurrences, acts or omissions exist that, with the giving of notice or lapse of time or both, would constitute material defaults by Seller under the Commitments. No penalties have been incurred, and there are no amendments pending, with respect to the Commitments. There are no past defaults of Seller that constitute existing material defaults by Seller under the Commitments. Except as disclosed on Schedule 2.9 or Schedule 2.5, the Commitments are in full force and effect and are valid and enforceable obligations of Seller and, to the Knowledge of Seller, the other parties thereto in accordance with their respective terms, except (i) as rights to indemnity thereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought; and no defenses, off-sets or counterclaims have been asserted or, to the Knowledge of Seller, may be legitimately made by any party thereto, nor has Seller waived any material rights thereunder. Except as disclosed on Schedule 2.9 or Schedule 2.5, Seller has not received notice of any default with respect to any Commitment that has not been cured. Except as disclosed on Schedule 2.9 or Schedule 2.5, Seller has not received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment.

      Section 2.10 Patents, Trademarks, Service Marks, Copyrights and
Technology.

                  (a) Seller owns or, to Seller's Knowledge, possesses valid licenses to use, any software, patents, trademarks, service marks, trade dress, trade names, assumed or fictitious names and copyrights included in the Assets, if any, without, to Seller's Knowledge, conflict with the rights of others, except to the extent that Seller's failure to own, or to have a valid license to use, any Immaterial IP without conflict with the rights of others would not have a Material Adverse Effect, either individually or in the aggregate. As used herein, the term "Immaterial IP" means any software, patents, trademarks, service marks, trades dress, trade names, assumed or fictitious names and copyrights not owned by Seller and which, if Seller's ability to use the same in substantially the same manner in which Seller is using the same in Seller's ordinary course of business as of, and prior to, the date hereof, was lost or adversely hindered, would not have a Material Adverse Effect, either individually or in the aggregate.

                  (b) Set forth in Schedule 2.10 is a description of all (i) software, domain names, trademarks, trade names, assumed or fictitious business names, service marks, registered copyrights (if any), patents, and pending applications for any of the foregoing included in the Assets that are owned or used by Seller (collectively, "Material IP"); provided, however, Material IP shall not include, and Seller has no obligation to describe or list on any Schedule hereto, any Immaterial IP of which Seller has no Actual Knowledge, (ii) written license agreements in effect as of the date hereof under which Seller grants any Person rights to use any of the Material IP or to use any of the Immaterial IP included in the Assets if the license agreement covering such Immaterial IP is to be an Assumed Liability, (iii) written license agreements currently in effect pursuant to which Seller obtained the right to use any Material IP owned by any third Person and to use any Immaterial IP included in the Assets owned by any third Person if the license agreement covering such Immaterial IP is to be an Assumed Liability, and (iv) written agreements currently in effect in which Seller grants or receives to or from any Person the right to use any Material IP or any Immaterial IP included in the Assets if the license agreement covering such Immaterial IP is to be an Assumed Liability (except to the extent Seller has no Actual Knowledge of such Immaterial IP), material know-how or material process that qualifies as a trade secret under the laws of the state of Nevada (collectively, the "Proprietary Rights"); provided, however, Schedule
2.10 does not list all of Seller's software licenses for shrink-wrap type pc-based software that is loaded, or intended to be loaded, separately onto desk-top or lap-top computers ("Shrink-Wrap Software"), but Schedule 2.10 does list each Shrink-Wrap Software program utilized by Seller for which Seller must have a valid license in order to legally install such software on multiple computers for multiple users and the number of licenses/seats Seller lawfully possesses for each such program. For avoidance of doubt, "Proprietary Rights" does not include any rights that are not included in the Assets.

                  (c) Except as set forth in Schedule 2.10, Seller has not within the two (2) year period immediately preceding the date of this Agreement granted any Person any rights in any of the Proprietary Rights, and, to Seller's Knowledge, Seller's use of the Proprietary Rights has not infringed any trademark, service mark, copyright, patent, trade name or trade secret of any third Person. Except as set forth in Schedule 2.4 or in any of the agreements listed on Schedule 2.9 or 2.10, no consent of third parties will be required for the transfer of the Proprietary Rights to Purchaser upon consummation of the transactions contemplated hereby. Except as set forth in Schedule 2.4, Schedule
2.9 or Schedule 2.10 (including, without limitation, any of the agreements listed therein), the Proprietary Rights are, or will on the Closing Date be, freely transferable, free and clear of all mortgages, licenses, liens, pledges, charges, security interests, or encumbrances. Except as set forth in Schedule
2.9 or Schedule 2.10 (including, without limitation, any of the agreements listed therein), Seller has not received any written claim from any Person claiming to own or hold a license to use any of the Proprietary Rights owned by Seller, and, to Seller's Knowledge, there is no valid basis for any such claim. Except as set forth in Schedule 2.10, to Seller's Knowledge, each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

                  (d) Seller has not received any claim or been served any complaint, and, to Seller's Knowledge, no basis for any such claim or complaint exists and no lawsuit has been filed or threatened, alleging that Seller's use of any Proprietary Rights has infringed any copyright, patent, trade secret, trademark, trade name, trade dress or other proprietary rights of any Person.

                  (e) This Section 2.10 sets forth Seller's and Mack's sole representations or warranties regarding or relating to (i) any infringement or alleged infringement of any copyright, patent, trade secret, trademark, service mark or other intellectual property, or (ii) any claim, threat or action relating to such infringement or alleged infringement. Accordingly, and notwithstanding any other provision of this Agreement, no such infringement or alleged infringement (or claim, threat or action relating thereto) shall be deemed to constitute or give rise to any breach or violation of any representation, warranty or other provision set forth in any part of this Agreement other than this Section 2.10. For avoidance of doubt, nothing in this
Section 2.10(e) limits any of the representations or warranties set forth in this Section 2.10.

      Section 2.11 Trade Secrets and Customer Lists. Except as set forth on
Schedule 2.9 or Schedule 2.10 (including, without limitation, any of the agreements listed therein) or Schedule 2.11, Seller has the right to use, free and clear of any claims or rights of others, all of Seller's trade secrets and customer lists (subject to privacy law restrictions and Seller's privacy related policies, to the extent such privacy related policies are described on Schedule 2.11) required for the marketing, as is currently being conducted by Seller, of all merchandise and services presently sold or marketed by Seller (other than merchandise or services solely included in, or solely associated with, the Excluded Assets) , and except for any claims or rights of others described or referenced in this Section 2.11 of which Seller has no Actual Knowledge and which would not have a Material Adverse Effect, either individually or in the aggregate.

      Section 2.12 Compliance with Laws. Except as set forth on Schedule 2.12(a), Seller, the Assets and the Business are, and for the two full years prior to the date hereof have been, in compliance with all Applicable Laws, except for failures to comply with an Applicable Law of which Seller has no Actual Knowledge and which unknown failures, either individually or in the aggregate, did not or do not have a Material Adverse Effect. Except as set forth on Schedule 2.12(a), the PRIMA Client Software (as defined in the form Software License Agreement attached hereto as Exhibit "F") operates in such a manner so that all transactions of the Business conducted through such software as of the date hereof are transacted in compliance with all Applicable Laws, except for failures to comply with an Applicable Law of which Seller has no Actual Knowledge and which unknown failures, either individually or in the aggregate, did not or do not have a Material Adverse Effect. To Seller's Knowledge, Seller has filed with the proper authorities all necessary statements and reports with respect to the Assets. Except as set forth on Schedule 2.12(a), no event has occurred or circumstance exists that (with or without notice or lapse of time) constitutes or results in a violation by Seller of, or a failure on the part of Seller to comply with, any Applicable Laws that would affect the Assets, the Business, the Real Estate, the Assumed Liabilities or Seller, except for failures to comply with an Applicable Law of which Seller has no Actual Knowledge and which, either individually or in the aggregate, did not or do not have a Material Adverse Effect. Except as disclosed on Schedule 2.12(a), Seller has received no written notice that any of the Real Estate or the premises thereon is in violation of any Applicable Law. Except as otherwise noted on
Schedule 2.12(b), Seller possesses all necessary licenses, permits and governmental authorizations that are required by applicable governmental agencies for Seller to conduct its business in accordance with Applicable Laws, and all applications required to have been filed for the renewal of such instruments have been filed on a timely basis with the appropriate governmental bodies, except where Seller has no Actual Knowledge of the failure to possess such licenses, permits or governmental authorizations or to file such renewals and such unknown failure would not, either individually or in the aggregate, have a Material Adverse Effect. A list of all of Seller's licenses, permits and governmental authorizations is set forth on Schedule 2.12(b) ("Permits").

      Section 2.13 Litigation. Except as set forth in Schedule 2.13, there are no lawsuits, proceedings, claims, legal actions or investigations instituted, or to the Knowledge of Seller threatened, against, related to, or affecting, or that would relate to or affect, Seller, the Business or any of the Assets or that would prevent the consummation of the transactions contemplated hereunder and under the Transaction Documents. To the Knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely as of the date hereof to give rise to or serve as a basis for the commencement of any such proceeding. Seller is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Seller, the Business or the Assets, or (b) in default with respect to any such order, writ, injunction or decree. Schedule 2.13 sets forth a description of all pending or, to the Knowledge of Seller threatened, actions, suits, proceedings, disputes or investigations in respect of Seller, setting forth, with respect to each action or suit, the existence and extent of insurance related thereto.

      Section 2.14 Environmental Matters. With respect to environmental compliance by Seller, the following representations and warranties are in addition to, and do not limit, any of the representations and warranties set forth in Sections 2.12 and 2.13: (a) Seller has not caused or permitted, and to Seller's Knowledge no other Person has caused or permitted, any release of any Hazardous Substance on any of the Real Estate that would result in liability under any Applicable Law except for any immaterial releases of which Seller has no Actual Knowledge and which do not, either individually or in the aggregate, have a Material Adverse Effect, and (b) Seller has never stored, processed or disposed of any Hazardous Substance on any Real Estate except for Hazardous Substances used in the ordinary course of the Business and any such use of such Hazardous Substances has been in accordance with all Applicable Laws.

      Section 2.15 Taxes. Other than Purchaser's share of taxes as provided in
Section 5.6.2 and Purchaser's share of Accrued Liabilities as provided in
Section 4.13, Seller has paid, and will hereafter pay, all federal, state and local income, excise, corporate, franchise, property, sales, use, transaction privilege, business, occupational, payroll, withholding and other taxes applicable to Seller, the Assets, the Business or the Liabilities (collectively, "Taxes") to the extent Purchaser could have liability for such Taxes by reason of a successor liability statute or similar Applicable Laws or to the extent a taxing authority could legitimately assert a lien or claim against any of the Assets after the Closing Date for any unpaid Taxes of Seller. There are no tax liens on any of the Assets or the Business except for liens for current taxes and assessments that are not yet delinquent. Notwithstanding anything herein or elsewhere in this Agreement (including Article VI) to the contrary, Seller makes no representation regarding, shall not be obligated or required to pay, and shall not indemnify any of Purchaser's Indemnified Persons for, any amount of Taxes or related interest or penalties that are first incurred by any of Purchaser's Indemnified Persons following the Closing.

      Section 2.16 Finder's Fee. Seller has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

      Section 2.17 No Community Property. Any interest Mack may have in Seller, the Business or the Assets, if any, represents Mack's sole and separate property and no other party (except Seller) has any interest in Seller, the Business or the Assets, whether as an ownership interest, an equity interest, a community property interest, an interest granted in any agreement or order (including, without limitation, any prenuptial agreement, settlement agreement, divorce decree or court order), or any other interest whatsoever.

      Section 2.18 Condition of Tangible Assets. The tangible Assets described on Schedule 1.0(c), including, without limitation, the inventory, if any, and the furniture, fixtures and equipment are, and at the Closing will be, physically present at the respective store and home office locations, with the exception of those items disposed of in the ordinary course of business prior to Closing, and in good operating condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of the Business.

      Section 2.19 Sufficiency of Assets. The Assets, including any Assets provided through, or covered by, leases or contracts included in the Assumed Liabilities, constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business substantially in the manner operated by Seller as of the date hereof. Except as set forth in Schedule 2.19 or as expressly provided elsewhere in this Agreement, the Excluded Assets (other than cash) are not necessary to the operation of the Business as currently conducted.

      Section 2.20 Real Estate and Leases. With regard to all real estate (including buildings and improvements) owned or leased by Seller in connection with the operation of the Business ("Real Estate"), there is disclosed in
Schedule 2.20(a) a list of each parcel of Real Estate. Except for the Charleston Property and the Boulder Property (collectively, "Owned Real Property") no Seller Entity owns any Real Estate other than the Home Office Real Estate. Except for the properties identified as being owned by Mack or an entity owned or controlled by Mack on Schedule 2.20(a) ("Controlled Real Property"), neither Mack nor any entity owned or controlled by Mack has any interest in any Real Estate on which any of the Business is being conducted. Except for the Owned Real Property and the Home Office Real Estate, Seller leases all other Real Estate on which any of the Business is being conducted pursuant to real estate lease agreements between Seller and a party with, to Seller's Knowledge, a lawful and unencumbered right to lease such Real Estate to Seller (collectively, the "Leases"). Except as set forth on Schedule 2.20(a), neither Seller nor any other party to a Lease has given to the other party written notice of any breach or default thereunder that remains uncured as of the date hereof. To Seller's Knowledge, neither Seller nor any other party to any Lease is in material default thereunder. Each Lease and each document that amends, renews, or supplements each Lease, and all related subordination and non-disturbance agreements are identified on Schedule 2.9 and Seller has, prior to the Execution Date, delivered true and complete copies of each Lease and all of such related documents to Purchaser. Set forth on Schedule 2.20(b) is a description of each condemnation or eminent domain proceeding that is, to Seller's Knowledge, pending or threatened against any of the Real Estate.
Schedule 2.20(b) also sets forth a summary description of each construction, remodeling or renovation project being conducted on any of the Real Estate as of the date hereof which costs or will cost in excess of $25,000 and all contracts related to any of such projects are described in Schedule 2.9. With respect to the Owned Real Property, Seller makes the additional representations and warranties set forth in the Real Estate Purchase Provisions attached to the Agreement as Exhibit "I." The parties hereto acknowledge and agree that (i) as reflected on Schedule 1.0(d) attached hereto, the real estate (the "Home Office Real Estate") upon which Seller's home office headquarters is situated (commonly referred to as the property located at 3021 Business Lane, Las Vegas, Nevada 89103) is an Excluded Asset for purposes of this Agreement, and (ii) the Home Office Real Estate shall be deemed Controlled Real Property and shall be treated accordingly pursuant to the provisions of this Agreement applicable to Controlled Real Property. Seller and Mack agree that Seller's interest in the Home Office Real Estate as of the Execution Date will not be disposed of by Seller in any manner prior to the Closing Date to any party other than Mack or an entity controlled by Mack.

      Section 2.21 Buildings and Structures. To Seller's Knowledge, and except as described on Schedule 2.21 hereto and Exhibit "K" attached hereto, all buildings, structures and improvements on the Real Estate and all other fixed assets owned or leased by Seller and used in the Business are structurally sound with no material defects, are in compliance with all applicable codes, ordinances and other Applicable Laws (except for any failure to comply with an Applicable Law to the extent Seller has no Actual Knowledge of such failure to comply and such unknown failure to comply (individually or in the aggregate) did not or does not have a material adverse effect on the particular building, structure, improvement or fixed asset), are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.

      Section 2.22 Collections, Check Cashing and Other Business. Except as disclosed on Schedule 2.22, all Other Business Activities are being conducted and transacted in accordance with all Applicable Laws, in accordance with all of Seller's Policies and Procedures related thereto and in accordance with all Commitments that relate to such Other Business Activities. Set forth on Schedule
2.22 is a summary description of all Other Business Activities that Seller is currently performing or has performed in the two (2) year period ending on the date hereof. Seller has all permits, licenses, approvals and consents necessary in order for Seller to lawfully conduct the Other Business Activities.

      Section 2.23 Customer Service. A detailed description of all of Seller's customer reward, layaway, store credit, refund, exchange, merchandise warranty (express and implied), and all other customer benefits or customer service type programs, policies and procedures relating to, or covering, any product or service offered to the customers of the Business in existence as of the date hereof and for the 12 month period prior to the date hereof is set forth on Schedule 2.23 ("Customer Service Policies"). Except for the Customer Service Policies described on Schedule 2.23 and except for the express terms of the Consumer Loan Documents, Seller is not liable to any customer of the Business for any customer reward, layaway, store credit, refund, exchange, merchandise warranty (express or implied), or any other customer benefits or customer service type programs.

      Section 2.24 Absence of Certain Changes. Except as disclosed on Schedule 2.24, since January 1, 2004, there has not been any Material Adverse Change in, or any event or condition that would reasonably be expected to result in any material adverse change in, the business, operations, assets, results of operations, or condition (financial or otherwise) of the Business or the ownership or operation of the Assets or any material portion thereof, all as the same are described in this Agreement and the Schedules and Exhibits attached hereto, other than any changes in economic, regulatory or industry conditions generally. Additionally, except as disclosed on Schedule 2.24, since January 1, 2004 (i) the Business has been conducted by Seller in the ordinary course consistent with past practice, (ii) Seller has not, in respect of the Business or the Assets, incurred any material Liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice (other than the Confidentiality Agreement dated as of June 9, 2004, by and between Purchaser and the Seller Entities, this Agreement or any document or instrument contemplated hereby), and
(iii) Seller has not suffered any material loss, damage, destruction, or other casualty to any of the Assets (whether or not covered by insurance), which would constitute a Material Adverse Effect.

      Section 2.25 Employees. Schedule 2.25 contains a complete and accurate list of the following information for each officer and employee of Seller (including each employee on leave of absence, deferral, or layoff status) (collectively, "Seller's Employees"): name; job title; date of hire; current rate of pay; accrued but unpaid vacation time; commissions and bonus and other incentive compensation paid since January 1, 2003 ("Compensation"). Except as disclosed in Schedule 2.25 and Schedule 2.9, no independent contractors or consultants are used in the day-to-day operations of the Assets.

                  (a) Seller has not violated, and will not violate as a result of the transactions set forth in this Agreement, the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local legal requirement, except to the extent that any such violation would not result in liability to Purchaser or Seller.

                  (b) To the Knowledge of Seller, no officer, director, agent, employee, consultant, or contractor of Seller is bound by any contract or agreement, whether oral or written, that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business, or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery included in the Assets, except for the non-competition provisions contained in Seller's employment agreements with Ron Rowan ("Rowan") and Bryan Waters ("Waters"). To Seller's Knowledge, no former or current employee of Seller is a party to, or is otherwise bound by, any contract or agreement, whether oral or written, that in any way adversely affected, affects, or will affect the ability of Seller or Purchaser to conduct the Business as heretofore carried on by Seller.

      Section 2.26 Labor Disputes.

                  (a) Except as disclosed in Schedule 2.26, Seller is, and for the two full years prior to the date hereof has been, in compliance with all Applicable Laws relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes and occupational safety and health, except where Seller does not have Actual Knowledge of the failure to be in compliance and such unknown failure does not and would not, either individually or in the aggregate, have a Material Adverse Effect. Except as disclosed on Schedule 2.26, Seller is not liable for the payment of any taxes, fines, penalties, or other amounts, however designated, which have been assessed for Seller's failure to comply with any of the foregoing Applicable Laws.

                  (b) Except as disclosed in Schedule 2.26, (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract, (ii) there has not previously been, there is not presently pending or existing, and to Seller's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller, (iii) to Seller's Knowledge no event has occurred or circumstance exists as of the date hereof that would reasonably be expected to provide the basis for any work stoppage or other labor dispute, (iv) there is not pending or, to Seller's Knowledge, threatened against or affecting Seller, any proceeding relating to the alleged violation of any Applicable Laws pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable governmental body, and there is no organizational activity or other labor dispute against or affecting Seller or the Business, (v) no application or petition for an election of, or for certification of, a collective bargaining agent is pending, (vi) no labor related grievance or arbitration proceeding exists that might have a Material Adverse Effect, (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller, and
(viii) there has been no charge of discrimination filed against or, to Seller's Knowledge, threatened against Seller with the Equal Employment Opportunity Commission or any similar governmental body.

      Section 2.27 Employee Benefits.

                  (a) Set forth in Schedule 2.27 is a complete and correct list of (a) all "employee benefit plans" as defined by Section 3(3) of ERISA, and (b) any other material plan, fund, program, policy, arrangement, practice, custom and understanding (whether written or oral) which provides or have provided benefits or economic value to Seller's (or Seller's affiliates') employees or former employees (and/or their dependents), including, without limitation, bonus, commissions, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, any other employee compensation or benefit plans and any trusts or escrows related to any of the foregoing (whether qualified or nonqualified, written or unwritten) and which is currently maintained by Seller (or Seller's affiliates) for the benefit of Seller's (or Seller's affiliates') employees or former employees (and/or their dependants) or for which Seller (or Seller's affiliates) has (have) any current liability or obligation with respect to any of Seller's (or Seller's affiliates') employees or former employees (and/or their dependants), regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the "Employee Plans").

                  (b) Seller has delivered, or will before Closing deliver, to Purchaser true, accurate and complete copies of (i) all collective bargaining agreements pursuant to which contributions to any Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by Seller within the past two (2) years, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by Seller; and (ii) all summary plan descriptions, summaries of material modifications, employee handbooks and other material written communications regarding the Employee Plans. Seller has prior to the Execution Date delivered to

Purchaser the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a summary written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to said Employee Plan).

                  (c) During the past five years, neither Seller nor any of its "ERISA Affiliates" have made or been required to make contributions to any "multiemployer plan," as defined in Section 3(37) of ERISA. With respect to the Employee Plans, Seller and all of the ERISA Affiliates of Seller have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code") of a character which if unpaid or unperformed might result in the imposition of a lien against any of the Assets. For purposes of this Section only, an "ERISA Affiliate" of any Person means any other Person who, together with such Person, would be treated as a single employer under
Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA.

                  (d) Seller has maintained workers' compensation coverage as required by applicable state law in each State in which Seller conducts business through each such State's applicable workers' compensation rules and regulations and not by self-insurance or otherwise.

      Section 2.28 Product Liability. There are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of Seller, threatened, against or involving Seller relating to any product alleged to have been manufactured or sold by Seller and alleged to have been defective or improperly designed or manufactured, which, if adversely decided, would have, either individually or in the aggregate, a Material Adverse Effect.

      Section 2.29 Intentionally Deleted.

      Section 2.30 Intentionally Deleted.

      Section 2.31 Books and Records. The books of account and other financial records of Seller, all of which have been made available to Purchaser, are complete, accurate and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with consistent business practices. Schedule 2.31 hereof also sets forth (i) the name of each bank, savings institution or other Person with which Seller has an account, and
(ii) the names of all Persons, if any, holding powers of attorney from Seller and a summary statement of the terms thereof.

      Section 2.32 Insurance. Schedule 2.32 sets forth a complete list of all policies of, or binders for, fire, property, casualty, boiler, builder's risk, business interruption, flood, plate glass, general liability, public liability, employer's liability, worker's compensation, theft, burglary, employee dishonesty, employment practices and all other forms of insurance, bonds or sureties owned or held by Seller. All such policies, or binders thereof, are in full force and effect, all premiums with respect thereto covering all periods up to and including the respective dates set forth in Schedule 2.32 have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders (i) to Seller's Knowledge, are sufficient for compliance with all requirements of law currently applicable to Seller and of all agreements to which Seller is a party or by which Seller is bound, (ii) to Seller's Knowledge, provide insurance coverage adequate for the Assets and operations of Seller, and (iii) will remain in full force and effect through the Closing Date. Schedule 2.32 also identifies all risks that Seller has designated as being self-insured. Seller has delivered certificates of insurance in compliance with the terms of all agreements to which Seller is a party or by which Seller is bound to the extent such agreements require Seller to deliver any such certificates of insurance to any party.

      Section 2.33 Privacy. With respect to the operation of the Business, Seller is in compliance with all aspects of the Gramm-Leach-Bliley Act and, since the inception of such act, has delivered privacy notices to each of its customers to whom such act requires privacy notices to be delivered, except for any failures to comply with such act to the extent such Seller has no Actual Knowledge of such failures to comply and such unknown failures to comply, either individually or in the aggregate, did not or do not have a Material Adverse Effect. Copies of the form of all privacy disclosure notices Seller has delivered to its customers during the two year period ending on the date hereof, together with a general description of the types of Seller's customers that received each of such notice forms and the general time frame during Seller's relationship with each type of customer when Seller delivered such notices to such customers is set forth on Schedule 2.33.

      Section 2.34 Policies and Procedures. All of Seller's employee policies, employee procedures, employee handbooks, employee guides or instructions, operations manuals, firearm transaction procedures, software user manuals or any similar documents or procedures, whether the same are written, oral or electronic, are described on Schedule 2.34 ("Policies and Procedures"). Seller has in place a comprehensive written Anti-Money Laundering Compliance Program, and except as disclosed on Schedule 2.12(a) such program complies with all Applicable Laws and Seller has at all times complied with such program and Applicable Laws, except for any failures to comply with the same to the extent Seller has no Actual Knowledge of such failures to comply and such unknown failures to comply, either individually or in the aggregate, did not or do not have a Material Adverse Effect. Seller's Anti-Money Laundering Compliance Program is a part of the Policies and Procedures. Seller has previously delivered full, true and complete copies of all Policies and Procedures to Purchaser. To Seller's Knowledge and except as disclosed on Schedule 2.12(a), the Business is being operated in compliance with all such Policies and Procedures, except for any failures to comply with such Policies and Procedures to the extent such failures to comply, either individually or in the aggregate, did not or do not have a Material Adverse Effect.

      Section 2.35 Franchising. Except for the franchises described on Schedule
2.35 (the "Franchises"), Seller has not sold to any Person a "franchise" or "business opportunity" as those terms are defined in the Trade Regulation Rule on Franchising promulgated by the Federal Trade Commission or any applicable state business opportunity or franchise law. For each of the Franchises, Seller is a party to franchise agreements (each a "Franchise Agreement") with each of Seller's franchisees that own and operate such Franchises. Each Franchise Agreement is a Commitment, is described on Schedule 2.9 and is in full force and effect. Seller is not and, to Seller's Knowledge, no other party to a Franchise Agreement is, in default in any material respect under any Franchise Agreement nor has any event occurred which with the passage of time or the giving of notice or both would constitute such a default. Each Franchise Agreement, and all amendments, supplements or other agreements related thereto, is described on
Schedule 2.9 and Seller has, prior to the Execution Date, delivered true and complete copies of each Franchise Agreement and all amendments or supplements or other documents related thereto to Purchaser. Seller has previously delivered to Purchaser all versions of Seller's Uniform Franchise Offering Circular used in the Business since the 30th business day prior to the execution date of the first Franchise Agreement Seller ever executed, except as described on Schedule
2.35 attached hereto. Each Franchise was sold, and each Franchise Agreement was executed, in compliance with all Applicable Laws and all offers Seller has made to prospective franchisees have been made in compliance with all Applicable Laws, except for any failures to comply of which Seller has no Actual Knowledge as of the date hereof and to the extent such unknown failures to comply, either individually or in the aggregate, did not or do not have a Material Adverse Effect. Except as described on Schedule

2.35 attached hereto, Seller has previously delivered to Purchaser all UFOC Receipts signed by the franchisees under the Franchise Agreements and all UFOC Receipts signed by Seller's prospective franchisees (and their guarantors) since January 1, 2000, together with copies of all State applications, filings, registrations and exemptions made or received by Seller during such period in connection with Seller obtaining the lawful right to offer and sell franchises in each State in which Seller has offered or sold franchises during such period. All of the Franchises were offered and sold in compliance with all Applicable Laws, including, without limitation, all franchise disclosure and registration laws, except for any failures to comply to the extent Seller has no Actual Knowledge of such failures to comply, and such unknown failures either individually or in the aggregate, did not or do not have a Material Adverse Effect. During the term of each Franchise Agreement, Seller's relationship with each Franchise owner has been conducted in compliance with all Applicable Laws, except for any failures to comply of which Seller has no Actual Knowledge and such unknown failures to comply, either individually or in the aggregate did not or do not have a Material Adverse Effect. Except as set forth on Schedule 2.35, the Franchises constitute all of the franchises ever sold by Seller and Seller has never terminated any franchise relationship.

      Section 2.36 Intentionally omitted.

      Section 2.37 Bulk Sale. Purchaser will suffer no loss, cost or expense because of the non-compliance, if any, of the parties hereto with any bulk sale/transfer statute or law.

      Section 2.38 Disclosure.

                  (a) The representations and warranties made by Seller in this Agreement, the express representations and warranties, if any, made by Seller in the other Transaction Documents, and the statements contained in the Schedules to this Agreement are true and correct in all material respects, state all material facts related thereto and do not omit, or fail to state, a material fact necessary to make any of such representations and warranties or statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) Seller does not have Knowledge of any fact that has specific application to Seller (other than general economic, regulatory or industry conditions) that would have a Material Adverse Effect or, to Seller's Knowledge, could reasonably be expected to have a Material Adverse Effect as to the Assets, that has not been set forth in this Agreement, or the Schedules or Exhibits hereto.

                  (c) Any information disclosed on any individual Schedule to this Agreement shall be deemed to be disclosed and incorporated in any other schedule to this Agreement where such disclosure would on its face reasonably relate to such other Schedule. Disclosure of any information or document on a
Schedule is not a statement or admission that it is material or required to be disclosed. Descriptions of any document contained on the Schedules do not purport to be complete and are qualified in their entirety by the document itself.

                  (d) Seller does not have Actual Knowledge of any facts, events or circumstances that would cause any of Purchaser's representations and warranties contained in this Agreement to be untrue.

      Section 2.39 Investment Representations.

                  (a) The Shares to be received by Camco pursuant to this Agreement will be acquired for investment for Camco's own account, not as a nominee or agent for any unrelated third party, and not with a view to the resale or distribution of any part thereof to any unrelated third party, and Camco has no present intention of selling, granting any participation in, or otherwise distributing the same, to any unrelated third party, but subject to the ability of Camco to transfer shares to an affiliate (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of Camco. Seller and Mack (collectively, the "Seller Group") have no need for liquidity related to Camco's acquisition of the Shares.

                  (b) The Seller Group, or a representative thereof, has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed in connection with this Agreement and confirms that all documents, books and records pertaining to Camco's investment in the Shares and requested by the Seller Group have been made available.

                  (c) The Seller Group has had an opportunity to ask questions and receive answers from Purchaser regarding the terms and conditions of the offering of the Shares and about other information, documents and records relative to Purchaser's business assets, financial condition, results of operations and liabilities.

                  (d) Each member of the Seller Group is an experienced investor in securities and acknowledges that it can bear the complete economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares, and each also is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

                  (e) The acquisition of the Shares by Camco is consistent with the general investment objectives of the Seller Group. The Seller Group understands that the acquisition of the Shares by Camco involves a high degree of risk.

                  (f) The Seller Group understands that the Shares Camco is acquiring pursuant to this Agreement are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act and applicable state securities laws, except in certain limited circumstances. The Seller Group further understands that the Share certificates will bear a legend reflecting such limitations. In this connection, the Seller Group represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Seller Group agrees that in no event will Camco make any other transfer or disposition of any of the Shares unless and until, if requested by Purchaser, it shall have furnished to Purchaser (at the expense of the Seller Group or Camco's transferee) an opinion of counsel or other evidence, reasonably satisfactory to Purchaser, to the effect that such transfer may be made without restrictions under the Securities Act. The Seller Group understands that Purchaser is under no obligation to register any of the securities sold hereunder.

                  (g) The Seller Group further understands that the Shares shall be placed in escrow and released in accordance with the terms and conditions of the Escrow Agreement; provided, however, that during the term of the Escrow Agreement Seller shall be entitled to receive any dividends distributed on account of such Shares being held by the Escrow Agent under the Escrow Agreement and during such time Seller shall be entitled to vote such Shares as applicable.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller and Mack that the following are true and correct as of the date hereof:

      Section 3.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own or hold under lease its properties and assets, to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. Purchaser, or an assignee of Purchaser permitted under Section 7.5, is, or will be, duly qualified to do business as a foreign corporation in, and is, or will be, in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned by it, or the nature of the activities conducted by it, requires such qualification.

      Section 3.2 Authorization and Validity. Purchaser has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations under this Agreement and the other Transaction Documents. This Agreement has been, and the other Transaction Documents will be at the Closing, duly executed and delivered by Purchaser and will be duly authorized by all necessary action by Purchaser's board of directors as of the Closing Date. No approval of Purchaser's shareholders is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes, and the other Transaction Documents at the Closing will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

      Section 3.3 No Violation. Neither the execution, delivery or performance of this Agreement or the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

      Section 3.4 Consents. Except as expressly provided in this Agreement to the contrary, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other Person is or will be required to authorize, or is or will be required in connection with, the execution, delivery and performance of this Agreement or the Transaction Documents and the consummation of the transactions contemplated thereby on the part of Purchaser.

      Section 3.5 Finder's Fee. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

      Section 3.6 Litigation. There are no lawsuits, proceedings, claims, legal actions or investigations instituted, or to the Knowledge of Purchaser threatened, against, related to, or affecting, or that would prevent the consummation of, the transactions contemplated hereunder and under the Transaction Documents. To the Knowledge of Purchaser, no event has occurred or circumstance exists that is reasonably likely as of the date hereof to give rise to, or serve as a basis for, the commencement of any such proceeding.

      Section 3.7 Purchaser's Common Stock. The issuance of the Shares pursuant to this Agreement is not and will not be subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived. Subject to the truth and correctness of the representations and warranties contained in Section 2.39 and to the Seller Group's compliance with the agreements contained therein, the Shares to be issued pursuant to this Agreement have been duly authorized, and when issued pursuant to the terms of this Agreement will be validly issued and outstanding, fully paid and non-assessable and free from any lien or encumbrance (including any pre-emptive rights) and such Shares will be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

      Section 3.8 Issuance Valid. Subject to the truth and correctness of the representations and warranties contained in Section 2.39 and to the Seller Group's compliance with the agreements contained therein, the issuance of the Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

      Section 3.9 SEC Filings. Purchaser has filed with the U.S. Securities and Exchange Commission (the "SEC") all required forms, reports and documents, together with any required amendments, since January 1, 2002 (all such forms, reports and documents, collectively, the "SEC Filings"). As of their respective dates, to the Knowledge of the Chief Officers of Purchaser, (a) the SEC Filings do not contain any untrue statements of any material facts or omit to state any material facts necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the respective periods covered by the SEC Filings; (b) the financial statements and other financial information included in the SEC Filings fairly present in all material respects the financial condition, results of operations and cash flows of Purchaser as of, and for, the respective periods presented in the SEC Filings; and (c) the SEC Filings comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder. Without limiting any other provision of this Agreement, as to the Chief Officers of Purchaser for purposes of this Section
3.9 only, a "reasonable investigation" for purposes of Knowledge shall be deemed to have been made if each Chief Officer has made a "due inquiry" to the Key Persons of Purchaser and any such other key employees of Purchaser as each such Chief Officer deems reasonably appropriate for purposes of making the SEC Filings. As used herein, Purchaser's "Chief Officers" as of the date hereof shall be Purchaser's President, Chief Executive Officer and Chief Financial Officer.

      Section 3.10 Financing Ability. At the Closing Purchaser will have sufficient funds to consummate the transactions contemplated by this Agreement and pay the Purchase Consideration.

      Section 3.11 Disclosure.

                  (a) The representations and warranties made by Purchaser in this Agreement and the express representations and warranties, if any, made by Purchaser in the other Transaction Documents, are true and correct in all material respects, state all material facts related thereto and do not omit, or fail to state, a material fact necessary to make any of such representations and warranties or statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) Purchaser does not have Knowledge of any fact that has specific application to Purchaser (other than general economic, regulatory or industry conditions) that would have a Purchaser Material Adverse Effect or, to Purchaser's Knowledge, could reasonably be expected to have a Purchaser Material Adverse Effect, that has not been set forth in this Agreement or the Exhibits hereto.

                  (c) Purchaser does not have Actual Knowledge of any facts, events or circumstances that would cause any of Seller's representations and warranties contained in this Agreement to be untrue.

                                   ARTICLE IV
                                     CLOSING

      Section 4.1 Closing. Subject to the terms of Section 4.6 below, the closing of the transactions contemplated under this Agreement (the "Closing") shall take place at approximately 2:00 p.m. (Texas time) on or before the later to occur of (a) October 31, 2004; or (b) seven (7) days after all of the conditions set forth in Sections 4.2 and 4.3 below have been satisfied or fulfilled or waived (the "Closing Date"). The Closing shall be conducted at the offices of Cash America International, Inc., 1600 W. 7th Street, Fort Worth, TX 76102, or such other time, date and place as the parties shall agree.

      Section 4.2 Seller's Conditions. The obligation of Seller to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions (any of which may be waived by Seller, in whole or in part):

                  (a) Representations and Warranties True. The representations and warranties of Purchaser contained in Article III hereof shall be true and correct in all material respects (provided that each of the representations and warranties in Section 3.2 and each of the representations and warranties of Purchaser that contains an express materiality qualification must be accurate in all respects) as of the date of this Agreement and at and as of the Closing Date as though then made and, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

                  (b) No Purchaser Material Adverse Change. No Purchaser Material Adverse Change shall have occurred.

                  (c) Consents.

                        (i) Purchaser shall have received the approval of this transaction from Purchaser's Board of Directors, and such approval shall be in full force and effect; and

                        (ii) Written consents or approvals shall have been obtained by Seller and/or Purchaser from each party identified in Section 2.9 as a party from whom consent is required in order to effectively transfer any of the Assumed Liabilities to Purchaser at the Closing unless (a) Purchaser agrees to accept the Liability in question as an Assumed Liability without first obtaining such required consent, or (b) Purchaser and Seller enter into a mutually satisfactory arrangement (with both parties acting reasonably, diligently and in good faith to reach such an arrangement) governing their respective post-Closing rights and obligations relating to the fact that they were unable to obtain the applicable consent prior to the Closing, with such post-Closing arrangement to be determined in accordance with the terms of
Section 4.12 below.

                  (d) Purchaser's Performance.

                        (i) All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects; and

                        (ii) Purchaser must have delivered each of the documents required to be delivered by it, and made each of the payments required to be made by it, pursuant to Section 4.5.

                  (e) WARN Act Notice Periods. Any and all requisite notice periods under the Warn Act shall have expired.

                  (f) No Change in Legal Requirements. There shall not be in effect any federal, state, local, or foreign or other law, ordinance, regulation or statute or any injunction that prevents consummation of any of the transactions contemplated by this Agreement.

                  (g) Legal Proceedings. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restrains, enjoins, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

                  (h) Supplemental Disclosure Agreement. Seller being satisfied, in Seller's reasonable discretion, with the form and substance of the Supplemental Disclosure Agreement.

                  (i) Hart-Scott-Rodino Approval. Purchaser and Seller shall have received approval of the transaction contemplated hereby from the Department of Justice and/or the Federal Trade Commission either through the expiration or the early termination of the applicable waiting period under the federal Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act").

                  (j) NYSE Listing. The Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

      Section 4.3 Purchaser's Conditions. The obligation of Purchaser to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions (any of which may be waived by Purchaser, in whole or in part):

                  (a) Representations, Warranties and Covenants True. The representations and warranties of Seller contained in Article II hereof shall be true and correct in all material respects (provided that each of the representations and warranties in Sections 2.2 and 2.39 and each of the representations and warranties that contains an express materiality qualification must be accurate in all respects) as of the date of this Agreement and at and as of the Closing Date as though then made, and, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the covenants set forth in Sections 5.1 and 5.2 shall have been complied with in all material respects.

                  (b) No Material Adverse Change. No Material Adverse Change shall have occurred.

                  (c) Consents. Written consents or approvals shall have been obtained by Seller and Purchaser from each party described in Section 2.4, as necessary, and Section 2.9, as necessary, and must be in full force and effect, including, without limitation, the approval of this Agreement and the transactions contemplated hereby by the respective Boards of Directors of SuperPawn and Camco, and by the required amount of SuperPawn's and Camco's respective shareholders, all as determined by relevant securities laws and their respective articles of incorporation and bylaws. Additionally, any party with a lien, claim or security interest covering or affecting any or all of the Assets shall have released, or agreed to release, on or prior to the Closing Date, all such liens, claims or security interests, except to the extent such liens, claims or security interests are Assumed Liabilities.

                  (d) Seller's Performance.

                        (i) All of the covenants and obligations that Seller and Mack are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects; and

                        (ii) Seller and Mack must have delivered each of the documents required to be delivered by them pursuant to Section 4.4.

                  (e) WARN Act Notice Periods. Any and all requisite notice periods under the Warn Act shall have expired.

                  (f) Legal Proceedings. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restrains, enjoins, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

                  (g) Third Party Approvals and Estoppels. Purchaser and Seller shall have received all such approvals necessary to consummate the transaction contemplated hereby, including, without limitation, (w) consents to assignment of each Commitment that is an Assumed Liability to the extent such Commitment requires the consent of any party not a party hereto in order for an assignment of such Commitment from Seller to Purchaser to be effective (the "Contract Assignment Consents"), with such Contract Assignment Consents to be in form and substance reasonably satisfactory to Purchaser and Seller (or in the absence of any particular Contract Assignment Consent, Seller and Purchaser shall have entered into a satisfactory arrangement pursuant to Section 4.12 below), (x) estoppel certificates ("Estoppels") in form and substance reasonably satisfactory to Purchaser, from at least 50% of the landlords for each Shop location that is not situated on Controlled Real Estate, (y) the written approval of the parties whose approval may be required under Purchaser's various credit agreements and other material contracts, other than agreements with Seller's franchisees, and (z) all permits and licenses from all Federal, State and local governing authorities that are necessary for Purchaser to commence operating the Business on the Closing Date. Additionally, between the Execution Date and the Closing Date, Seller and Purchaser will use their best and good faith efforts to obtain consents and Estoppels from each of Seller's franchisees, landlords and third parties to any other material Commitment that is an Assumed Liability, as the requirements for such consents and Estoppels are more particularly described on Schedule 4.3(g) hereto. Except as expressly provided in this Section above and except as expressly provided in Schedule 4.3(g) to the contrary, (i) the ability of Seller to obtain any such consent shall not be a condition to Closing, and (ii) Seller's sole obligation is to use its best and good faith efforts to obtain any such consent described on Schedule 4.3(g).

                  (h) Employment. Purchaser shall have been provided access to Seller's employee files and shall have received confirmation, in form and substance reasonably satisfactory to Purchaser, that no less than 50% of Seller's field level employees will become employees of Purchaser on the Closing Date, with the terms of such employment to be reasonably satisfactory to Purchaser.

                  (i) Intentionally Omitted.

                  (j) Supplemental Disclosure Agreement. Purchaser being satisfied, in Purchaser's reasonable discretion, with the form and substance of the Supplemental Disclosure Agreement.

                  (k) Seller's Debts. Purchaser being reasonably satisfied that all Liabilities of Seller that are secured by, create, or otherwise result in the filing, creation or perfection of any, liens, security interests or any other interest in the Assets will be paid in full on or before the Closing Date, including the payment of any prepayment penalties or fees.

                  (l) Hart-Scott-Rodino Approval. Purchaser and Seller shall have received approval of the transaction contemplated hereby from the Department of Justice and/or the Federal Trade Commission either through the expiration or the early termination of the applicable waiting period under the HSR Act.

                  (m) Seller's Minimum Asset Levels. On the Closing Date, the pawnshop locations of Seller, Seller's wholesale facility and Seller's central inventory location (each a "Shop") shall have a combined aggregate pawn loan balance of $26,500,000 and a combined aggregate inventory balance of $12,750,000. Additionally, each Shop shall have no less than 75% of the pawn loan balance and inventory balance set forth for each such Shop on Exhibit "J" attached hereto, which lists the pawn loan balances and inventory balances as of July 31, 2004; provided, however, if for any reason other than for a breach of this Agreement by Seller, the Closing Date occurs after December 15, 2004, the $12,750,000 amount described above shall thereafter be reduced to $12,250,000; and provided further, however, if for any reason other than for a breach of this Agreement by Seller, the Closing Date occurs after January 15, 2005, the $26,500,000 amount described above shall thereafter be reduced to $25,500,000. The term "Shop" shall mean only the Shops owned and operated by Camco and shall not include any franchised locations.

                  (n) Deferred Maintenance. Seller shall have completed all of the deferred maintenance items described on Exhibit "K" attached hereto in a good and workmanlike manner, as reasonably determined by Purchaser and Seller with both parties acting reasonably and in good faith.

                  (o) Additional Seller's Financial Statements. Purchaser being delivered no later than ten (10) business days prior to the Closing Date Seller's trial balances, unaudited balance sheet and unaudited statements of income, retained earnings and cash flows for the period beginning on January 1, 2004 and ending on the last day of (a) the last full calendar month prior to the Closing Date if the Closing occurs between the 15th and the last day of the month, or (b) the next to last full calendar month prior to the Closing Date if the Closing occurs between the 1st and 14th day of the month unless such trial balances, unaudited balance sheet and unaudited statements of income, retained earnings and cash flows are then available in the ordinary course of Seller's business for the last full calendar month prior to the Closing Date (the "Additional Financial Statements"), with Purchaser being satisfied, in Purchaser's reasonable discretion, that such Additional Financial Statements do not indicate or reflect a Material Adverse Change in the Business during the period between January 1, 2004 and the Closing Date.

                  (p) IT Review. The IT Review shall not have revealed any significant deficiencies in the systems and controls of Seller's information systems.

      Section 4.4 Seller's Closing Deliveries. At the Closing, Seller shall deliver, or cause to be delivered to Purchaser all of the following documents in form and substance satisfactory to Purchaser:

                  (a) A certificate from each Seller Entity's secretary certifying as to the names and true signatures of the officers of such secretary's respective Seller Entity authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder by such secretary's respective Seller Entity;

                  (b) Copies of (i) the resolutions duly adopted by the shareholders and board of directors of Camco authorizing the execution, delivery and performance of this Agreement and each of the other Transaction Documents by Camco, and authorizing the consummation of all of the other transactions hereunder and thereunder by Camco, and (ii) the articles of incorporation and bylaws of Camco, each of the foregoing resolutions and documents certified as true, complete and accurate as of the Closing Date by the secretary of Camco;

                  (c) Copies of (i) the resolutions duly adopted by the shareholders and board of directors of SuperPawn authorizing the execution, delivery and performance of this Agreement and each of the other Transaction Documents by SuperPawn, and authorizing the consummation of all of the other transactions hereunder and thereunder by SuperPawn, and (ii) the articles of incorporation and bylaws of SuperPawn, each of the foregoing resolutions and documents certified as true, complete and accurate as of the Closing Date by the secretary of SuperPawn;

                  (d) A certificate dated as of the Closing Date executed by Mack and an officer of each Seller Entity, each certifying that the conditions specified in Section 4.2 that are not otherwise waived in writing by Seller and Mack have been fully satisfied or waived by Seller and Mack and that the representations and warranties made by Seller and Mack in this Agreement are true and correct as of the Closing Date;

                  (e) An original copy of the Bill of Sale, in the form of Exhibit "A" attached hereto and incorporated herein by this reference, signed by Seller (the "Bill of Sale");

                  (f) An original copy of the Assignment and Assumption Agreement in the form of Exhibit "B" attached hereto and incorporated herein by this reference signed by Seller (the "Global Assignment");

                  (g) An original copy of the Loan Assignment and Assumption Agreement in the form of Exhibit "C" attached hereto and incorporated herein by this reference signed by Seller (the "Loan Assignment");

                  (h) An original copy of the Non-Competition Agreement in the form of Exhibit "D" attached hereto and incorporated herein by this reference, signed by Seller, Mack, Waters, Rowan, and Marco Herrera (the "Non-Competition Agreement");

                  (i) An original copy of the Escrow Agreement in the form of Exhibit "E" attached hereto and incorporated herein by this reference signed by Seller and Mack ("Escrow Agreement");

                  (j) An original copy of the Master Ztrading Services and License Agreement and its accompanying Terms and Conditions Addendum, Service Level Addendum, Drop Services Addendum and Internet Sales Addendum, all in the form of Exhibit "F" attached hereto and incorporated herein by this reference, signed by Ztrading Industries, LLC, Seller and Mack (collectively, the "Software License Agreement");

                  (k) An original copy of a Lease Agreement for each parcel of Controlled Real Estate (there is to be a separate Lease Agreement for each piece of Controlled Real Estate) in the form of Exhibit "G" attached hereto and incorporated herein by this reference, each signed by the applicable landlord thereunder (each such Lease Agreement is referred to herein as a "Controlled Lease" and each Controlled Lease shall reflect the initial lease term base rent amounts applicable to each parcel of Controlled Real Estate set forth on Exhibit "H" attached hereto);

                  (l) Original copies of each Contract Assignment Consent and of each Estoppel, to the extent the Estoppels are actually received by Seller, in form and substance reasonably satisfactory to Purchaser and Seller;

                  (m) The Realty Conveyance Documents, signed by Seller, as applicable;

                  (n) Original Certificates of Title transferring any vehicles included as part of the Assets to Purchaser signed by Seller;

                  (o) An original copy of any assignments of all trademarks, patents, domain names, URLs, assumed names and other intellectual property included in the Assets signed by Seller (the "Intellectual Property Assignments");

                  (p) An original copy of the Supplemental Disclosure Agreement signed by Seller and Mack;

                  (q) An original copy of the Human Resources Agreement ("HR Agreement") in the form of Exhibit "M" attached hereto signed by Seller and Mack;

                  (r) An original copy of the Consulting Agreement in the form of Exhibit "N" attached hereto and incorporated herein by this reference signed by Camco ("Consulting Agreement");

                  (s) Original copies of all telephone transfer documents transferring Seller's telephone numbers included in the Assets to Purchaser and signed by Seller (the "Telephone Transfer Agreements");

                  (t) Pay-off letters from all of Seller's creditors who will be paid at Closing out of the Cash Consideration, together with appropriate written releases from such creditors;

                  (u) An original closing statement evidencing the Purchase Consideration and the final amount payable by Purchaser to Seller hereunder, as the same may be adjusted by any applicable credits, deductions or pro-rations to be made between the parties as of the Closing Date, if any (the "Closing Statement");

                  (v) If requested by either Seller or Purchaser and if Seller and Purchaser are able to agree using good faith efforts on its form and substance prior to the Closing Date, and subject to the terms of Section 4.16 below, an original Preliminary Purchase Consideration Allocation Agreement ("Preliminary Allocation Agreement") signed by Seller and Mack that allocates, on a preliminary basis, the consideration given by Purchaser to Seller in connection with the transaction contemplated hereby to the various Assets prepared by Seller and Purchaser, with both parties acting reasonably and in good faith; provided, however, the amount allocated to the Non-Competition Agreement shall equal the Non-Competition Consideration;

                  (w) A letter to the ATF describing Seller's post-Closing delivery of Seller's gun books and ATF forms to the ATF; and

                  (x) Such other documents relating to the transactions contemplated by this Agreement as Purchaser may reasonably request and to which the parties mutually agree.

                  (y) The consents and Estoppels described in Section 4.3(g) and on Schedule 4.3(g) hereto in form and substance reasonably satisfactory to Purchaser, to the extent the same are actually obtained by Seller;

      Section 4.5 Purchaser's Closing Deliveries. At the Closing, Purchaser shall deliver, or cause to be delivered to Seller all of the following documents in form and substance satisfactory to Seller:

                  (a) A certificate of the secretary of Purchaser, certifying as to the names and true signatures of the officers of Purchaser authorized to sign this Agreement and the other Transaction Documents to be delivered by Purchaser hereunder;

                  (b) Copies of (i) the resolutions duly adopted by Purchaser's board of directors authorizing the execution, delivery and performance by Purchaser of this Agreement and each of the other Transaction Documents, and the consummation of all of the other transactions hereunder and thereunder, and (ii) the articles of incorporation and bylaws, each of the foregoing resolutions and documents certified as true, complete and accurate as of the Closing Date by the secretary of Purchaser;

                  (c) A certificate dated as of the Closing Date from an officer of Purchaser certifying that the conditions specified in Section 4.3 that are not otherwise waived in writing by Purchaser have been fully satisfied or waived by Purchaser and that the representations and warranties made by Purchaser in
Article III above are true and correct as of the Closing Date;

                  (d) The Cash Consideration, as the same may be adjusted in accordance with this Agreement and as evidenced by the Closing Statement;

                  (e) The Non-Competition Consideration described in the Non-Competition Agreement, to be delivered to Seller (and disbursed by Seller) in accordance with the terms of the Non-Competition Agreement;

                  (f) The original Shares to be delivered to the Escrow Agent to be held under the Escrow Agreement as the escrowed funds thereunder the "Escrow Funds");

                  (g) Original copies of the Bill of Sale, Global Assignment, Loan Assignment, Non-Competition Agreement, Software License Agreement, each Controlled Lease, Contract Assignment Consents, the Realty Conveyance Documents (as applicable), Intellectual Property Assignments, Supplemental Disclosure Agreement, HR Agreement, Consulting Agreement, Telephone Transfer Agreements, Closing Statement, and the Preliminary Allocation Agreement (if requested by either Seller or Purchaser and if Seller and Purchaser are able to agree using good faith efforts on its form and substance prior to the Closing Date), each executed by Purchaser;

                  (h) An original copy of the Escrow Agreement signed by Purchaser and the escrow agent thereunder ("Escrow Agent");

                  (i) Evidence reasonably satisfactory to Seller that the Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

                  (j) Such certificates requested by, and in form and substance reasonably satisfactory to, Seller indicating for applicable sales and use tax purposes that the inventory included in the Assets is being purchased by Purchaser for resale;

                  (k) Purchaser's share of tax required to be paid on the Closing Date pursuant to Section 5.6.2; and

                  (l) Such other documents relating to the transactions contemplated by this Agreement as Seller may reasonably request and to which the parties mutually agree.

      Section 4.6 Termination by Parties. By notice given prior to or at the Closing, this Agreement may be terminated as follows:

                  (a) By mutual agreement of Purchaser and Seller;

                  (b) By Purchaser if a material breach of any provision of this Agreement has been committed by Seller or Mack and such breach has not been cured to Purchaser's reasonable satisfaction or otherwise waived by Purchaser within thirty (30) days of notice by Purchaser to Seller or Mack, as applicable, of the existence of such material breach;

                  (c) By Seller if a material breach of any provision of this Agreement has been committed by Purchaser and such breach has not been cured to Seller's reasonable satisfaction or otherwise waived by Seller within thirty
(30) days of notice by Seller or Mack to Purchaser of the existence of such material breach;

                  (d) By any party hereto if the Closing has not occurred on or before the end of the 150th day following the Execution Date, unless a later date for Closing is mutually agreed to in writing by the parties hereto; provided, however, a party hereto may not terminate this Agreement pursuant to this Section 4.6(d) if the Closing has not occurred within the time contemplated by this Section 4.6(d) as a result of a material breach of this Agreement by the party attempting to terminate this Agreement;

                  (e) By Purchaser by delivering written termination notice to Seller at any time after the end of the 120th day following the Execution Date, but prior to the Closing Date if any condition set forth in Section 4.3 above is not at the time of such termination satisfied in the manner described in Section
4.3 (however, if the fulfillment of any such unsatisfied condition was reasonably within the control of Purchaser, such a termination will only be effective if prior to such termination Purchaser used commercially reasonable and good faith efforts to attempt to fulfill such unsatisfied condition); provided, however, that Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 4.6(e) if such unsatisfied condition relates solely to the issuance or transfer of permits or licenses containing substantially the same terms and conditions as to which Seller's permits and licenses in existence as of the Closing Date are then subject, all as such permits and licenses are necessary for Purchaser to lawfully commence operating the Business on the day following the Closing Date in substantially the same manner as Seller operated the Business prior to the Closing Date; or

                  (f) By Seller by delivering written termination notice to Purchaser at any time after the end of the 120th day following the Execution Date, but prior to the Closing Date if any condition set forth in Section 4.2 above is not at the time of such termination satisfied in the manner described in Section 4.2 (however, if the fulfillment of any such unsatisfied condition was reasonably within the control of Seller or Mack, such a termination will only be effective if prior to such termination Seller and Mack used commercially reasonable and good faith efforts to attempt to fulfill such unsatisfied condition); provided, however, that Seller shall not be entitled to terminate this Agreement pursuant to this Section 4.6(f) if such unsatisfied condition relates solely to the issuance or transfer of permits or licenses containing substantially the same terms and conditions as to which Seller's permits and licenses in existence as of the Closing Date are then subject, all as such permits and licenses are necessary for Purchaser to lawfully commence operating the Business on the day following the Closing Date in substantially the same manner as Seller operated the Business prior to the Closing Date.

      Section 4.7 Effect of Termination. If this Agreement is terminated pursuant to Section 4.6, all further obligations of the parties under this Agreement will terminate and, except as expressly provided below, such termination shall be the sole remedy of the parties and none of the parties shall have any further liability hereunder and all further obligations of the parties under this Agreement will terminate, except that the obligations of each party contained in Sections 2.16, 3.5, 4.7, 5.6.1, 5.16, 7.1, 7.2, and 7.3 and
in Article VIII hereof will survive such termination; provided, however, that if this Agreement is terminated by a party hereto because of the breach of this Agreement by another party hereto and if such breach is (a) a breach of any representation or warranty made by the breaching party if such breaching party had Knowledge of the breach on the date on which such representation or warranty was made and such breach relates to a fact or circumstance that has a Material Adverse Effect, or (b) attributable to the fraud, bad faith or willful misconduct of the breaching party, then the terminating party may pursue all damages, rights and remedies available to such party hereunder or at law or in equity as a result of such breach. The provisions of this Section shall survive the termination of this Agreement.

      Section 4.8 Possession. Possession of the Assets will be delivered from Seller to Purchaser on the Closing Date and title to all such Assets shall become vested in Purchaser on the Closing Date. Following the Closing Date, both parties agree to cooperate with each other so that there is an orderly transfer of the business operations of the Business from Seller to Purchaser. The provisions of this Section shall survive the Closing.

      Section 4.9 Tax Escrow. The parties acknowledge Purchaser may have an obligation to withhold a portion of the Purchase Consideration pursuant to the purchase price holdback requirements of those provisions of state law described on Schedule 4.9 to this Agreement (each state identified on such schedule a "State" and collectively, the "States" and each such provision of state law a "State Code" and collectively, the "State Codes"). The Escrow Funds being held pursuant to the Escrow Agreement shall serve as Purchaser's Purchase Consideration holdback for purposes of satisfying the State Codes. Within 30 days following the Closing, Seller will submit a written notice to each State pursuant to the State Codes identified in Section A of Schedule 4.9 (and shall send Purchaser a copy of such written notice) pursuant to the applicable State Code requesting, and thereafter Seller will use commercially reasonable efforts to obtain, such response contemplated by the applicable State Code to the effect that Purchaser shall have no successor liability for any of Seller's tax obligations relating to such State Code (each a "No Tax Due Letter"). Also within 30 days of the Closing, Purchaser shall submit a written notice to each State pursuant to the State Codes identified in Section B of Schedule 4.9 (and shall send Seller a copy of such written notice) pursuant to the applicable State Code requesting, and thereafter Purchaser will use commercially reasonable efforts to obtain, a No Tax Due Letter with respect to such State Code. Seller shall reasonably cooperate with Purchaser's efforts to obtain any such

No Tax Due Letter, including, without limitation, making Seller's records available for audit upon the request of any applicable State. Upon receipt of a No Tax Due Letter from a State, Purchaser shall no longer be entitled to cause the Escrow Agent to release any portion of the Escrow Funds for purposes of paying the tax that is the subject of such No Tax Due Letter. With respect to any tax for which a No Tax Due Letter has not been received (provided, in the case of those State Codes identified in Section B of Schedule 4.9, that Purchaser has complied with the requirements above and has used commercially reasonable efforts to obtain the related No Tax Due Letter), if any State pursues a claim against Purchaser for unpaid taxes of Seller for which Purchaser is not obligated pursuant to the Transaction Documents, the parties agree that Purchaser may apply the provisions of Article VI with respect to such claim. Provided Purchaser has complied with the terms of this Agreement and the Escrow Agreement, Seller's sole recourse for the amount so paid to any State by Purchaser or the Escrow Agent shall be against the applicable State and not against Purchaser or Escrow Agent. If Purchaser has not received a No Tax Due Letter from any particular State by the end of the 12th month following the Closing Date, Purchaser and Seller shall reasonably cooperate to obtain such letter as soon as practicable, and if Seller does not cooperate as reasonably requested by Purchaser then Purchaser may take such steps as may be reasonable under the circumstances in order to obtain such No Tax Due Letter on or before the end of the 23rd month following the Closing Date. The provisions of this Section shall survive the Closing.

      Section 4.10 Human Resources.

                  (a) Subject to Seller's express written permission and to Seller's reasonable directions as to timing and other matters, Purchaser may discuss job opportunities with Seller's Employees prior to the Closing Date. Seller will fully cooperate in good faith with Purchaser in all aspects of Purchaser's evaluation, interviewing and other analyses of Seller's Employees for potential employment by Purchaser.

                  (b) Seller will terminate the employment of all Seller's Employees who have accepted Purchaser's offer of employment prior to the Closing Date (such persons are referred to herein as the "Accepting Seller's Employees"), with such termination to be effective as of 11:59 p.m. (Las Vegas, Nevada time) on the Closing Date (the "Effective Termination Time"). The employment of each Accepting Seller's Employee shall be deemed to begin at 12:01 a.m. (Las Vegas, Nevada time) on the day immediately following the Closing Date (the "Effective Hire Time"). Seller shall be responsible for and pay all obligations, costs, expenses, accrued but unused vacation and liabilities as employer with regard to its employees (including without limitation, the Seller's Employees and Accepting Seller's Employees) that occur during or relate to periods on or prior to the Effective Termination Time (and that occur on or after the Effective Termination Time for Seller's Employees who do not become Accepting Seller's Employees), and that relate to Seller's employment or termination of employment of such persons. Purchaser shall be responsible for and pay all obligations, costs, expenses, and liabilities as employer with regard to its own employees (including, without limitation, all Accepting Seller's Employees who become employees of Purchaser at the Effective Hire Time) that occur during or relate to periods on or after the Effective Hire Time and that relate to Purchaser's employment or termination of such persons. Without limiting the foregoing, Seller shall be solely responsible for paying each Accepting Seller's Employee for all of the accrued but unused vacation of each such Accepting Seller's Employee that accrued on or before the Effective Hire Time.

                  (c) Purchaser shall use its commercially reasonable good faith efforts to provide medical benefits and other employee benefits to Accepting Seller's Employees with their participation and eligibility to be effective as of the Effective Hire Time in accordance with Purchaser's applicable participation and eligibility requirements, but the terms of such benefits are still subject to determination by Purchaser in its sole discretion, except to the extent otherwise provided in this Section

4.10(c). Purchaser agrees, however, that each Accepting Seller's Employee will be credited with his or her consecutive years of employment service with Seller as of the Closing Date for purposes of determining each such Accepting Seller's Employees' eligibility to participate in any benefit plans provided to Accepting Seller's Employees by Purchaser and for purposes of determining vesting in benefits under such plans. Purchaser shall, as of the Effective Hire Time, grant each Accepting Seller's Employee with vacation days pursuant to the terms of the HR Agreement. Set forth on Schedule 2.25, is an accurate list of each Seller's Employee's date of hire. Additionally, subject to the terms of Purchaser's benefit plans in existence as of the date hereof (except as such existing terms are supplemented by the terms of this Section), Purchaser will make benefits and benefit levels available to Accepting Seller's Employees to the extent such benefits and benefit levels are standard for all other similarly situated employees of Purchaser during such period. Within five days after the execution of this Agreement, Purchaser will provide summary plan descriptions of Purchaser's employee benefit plans for Seller's review.

                  (d) Prior to the Closing Date and for a period of three full calendar months following the Closing Date, Seller and Purchaser will act in good faith and with diligence to attempt to accomplish a smooth transition for all employees of Seller who become Seller's Accepting Employees.

                  (e) If the Closing does not occur for any reason, Purchaser agrees that Purchaser will not directly solicit any of Seller's employees for employment with Purchaser or any of its affiliates for a period of two (2) years following the date this Agreement is terminated.

                  (f) The provisions of this Section shall survive the Closing.

      Section 4.11 Permits. The parties agree that at the Closing, the conveyance of the Permits (excluding any sales/use tax related permits which are not a part of the Assets and which are not to be conveyed from Seller to Purchaser at the Closing) from Seller to Purchaser shall be limited to only such interest in the Permits as Seller has the right to convey to Purchaser in accordance with all Applicable Laws and Purchaser and Seller agree and understand that any operation of the Assets by Purchaser after the Closing may be conditioned on Purchaser obtaining certain permits and licenses in its own name, including re-issued versions of the Permits, to the extent required by Applicable Law. The provisions of this Section shall survive the Closing.

      Section 4.12 Nonassignability of Assets. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, assign, sublease, transfer, convey or deliver any Asset or any claim or right or any benefit arising under or resulting from such Asset if such sale, assignment, sublease, transfer, conveyance or delivery is prohibited by any Applicable Law or would require the consent or approval of any governmental authority or other Person and such consent or approval is not obtained prior to Closing. In the event that the Closing proceeds without the sale, assignment, sublease, transfer, conveyance or delivery of any such Asset and such Asset does not become an Excluded Asset by mutual agreement of the parties, then following the Closing, the parties shall use their commercially reasonable efforts, and cooperate with each other, to obtain promptly the applicable consents or approvals; provided, however, that no party shall be required to pay any consideration therefor other than filing, recordation or similar fees which shall be paid by the party who is required by any legal requirements or course of dealing to do so. Pending receipt of such consent or approval, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Purchaser the benefits of use of such Asset. Once consent or approval for the sale, assignment, sublease, transfer, conveyance or delivery of any such Asset not sold, assigned, subleased, transferred, conveyed or delivered at the Closing is obtained, Seller shall sell, assign, transfer, convey and deliver such Asset to Purchaser at no additional cost to Purchaser. To the extent that any such Asset cannot be transferred or the full benefits of use of any such Asset cannot be provided to Purchaser following the Closing pursuant to this Section 4.12, Purchaser and Seller shall enter into any mutually agreeable commercially reasonable arrangements (including, without limitation, appropriate management or consulting agreements or subleasing, sublicensing or subcontracting arrangements) necessary to provide to Purchaser the economic (taking into account tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such consent or approval and the performance by Purchaser of the obligations thereunder; provided, however, Seller and Purchaser must use good faith and commercially reasonable efforts to obtain any consents or approvals necessary in order for any of such Assets to be effectively assigned to Purchaser and such efforts shall continue until such consents or approvals are obtained or until it is determined by either Seller or Purchaser that such consents or approvals cannot be reasonably obtained, whichever comes first; provided further, however, that neither Seller nor Purchaser shall be required to expend funds to obtain any such consent. Seller shall hold in trust for and pay to Purchaser promptly upon receipt thereof, all income, proceeds and other monies received by Seller in connection with its use of any Asset (net of any taxes and any other costs imposed upon Seller) that are intended to be transferred hereunder but which transfer is prohibited or delayed beyond the Closing Date. The provisions of this Section shall survive the Closing.

      Section 4.13 Prepaid Amounts; Income and Expense Prorations. At the Closing, appropriate adjustments will be made to the Cash Consideration to equitably prorate all Prepaid Expenses and all Accrued Liabilities to the extent the same have been paid or are payable and to the extent the same are assumed by Purchaser as part of the Assumed Liabilities, all so that Purchaser pays for all amounts attributable to the period of time after the Closing Date and Seller pays for all amounts attributable to the period of time on or prior to the Closing Date. Notwithstanding the foregoing, prepaid amounts relating to items not to be assumed by Purchaser at the Closing Date will not be Prepaid Expenses and will not be prorated between the parties, examples of such non-prorated expenses include, without limitation, amounts for prepaid permits and licenses, amounts for advertising that occurs prior to the Closing Date, amounts for prepaid premiums for Seller's insurance policies and, except as provided below, amounts for Lease Pass-Through Charges. All security and other deposits made by Seller in connection with any of the Assumed Liabilities shall be deemed Assets. Except as provided in Section 4.14 below, the parties also agree that all income earned on or before the Closing Date shall be credited or received by Seller, and all income earned or accrued after the Closing Date shall be credited and received by Purchaser; and all expenses and liabilities accrued or becoming due on or before the Closing Date shall be paid by Seller, and all expenses and liabilities accrued and becoming due after the Closing Date shall be paid by Purchaser. Without limiting the foregoing, all ongoing expenses of the Business, for example, personal property taxes, real property rentals, real estate taxes, Lease Pass-Through Charges, utility and security charges, and payments to or from franchisees, landlords, licensors, licensees, vendors, suppliers, service providers and other contractors of Seller, expressly assumed by Purchaser at the Closing, if any, will be equitably prorated between Seller and Purchaser as of the Closing Date. To the extent any adjustment under this Section cannot be reasonably and finally determined at Closing, the parties hereto agree to reconcile all such income and expenses and make all adjustments and settlements between them as may be appropriate or required under this Section as soon as reasonably practicable after the Closing Date (with each party hereto acting diligently and in good faith in connection with such post-Closing reconciliation, adjustment and settlement process); provided, however, the parties agree and understand that adjustments between them relating to any amounts payable as Lease Pass-Through Charges may not be capable of being fully reconciled between the parties hereto until a reasonable period of time following the date the applicable landlord under any such Lease sends Purchaser a reconciliation of any such Lease Pass-Through Charges payable under the respective Lease for the lease year in which the Closing Date occurs; and provided further, however, the parties hereto also agree that amounts payable for real estate and personal property taxes related to any of the Assets may not be capable of being fully reconciled between the parties hereto until the applicable taxing jurisdiction issues a statement for the total amount of real estate or personal property taxes due for the applicable Asset for the year in which the Closing Date occurs. Prior to the Closing Date, Purchaser and Seller shall diligently cooperate in good faith with each other in an attempt to identify with particularity as many of the Prepaid Expenses and Accrued Liabilities as is reasonably possible (this process may, in Purchaser's discretion, include, without limitation, a complete inspection at Seller's home office by Purchaser's accounting representatives of Seller's books and records). As used herein, the term "Lease Pass-Through Charges" means charges payable under any Lease that are generally referred to as common area maintenance charges, tax charges, insurance charges, merchant association charges, waste disposal charges, water charges or other similar pass-through or additional rent type charges payable to a landlord under any Lease. The provisions of this Section shall survive the Closing.

      Section 4.14 Cash, Checks and Collections. The Cash Consideration shall be increased to reflect any of Seller's cash on hand that Purchaser elects, in Purchaser's sole discretion, to buy from Seller at the Closing. Notwithstanding anything contained in Section 4.13 to the contrary, the following reconciliations, adjustments and/or settlements shall also be made as soon as reasonably practical on or after the Closing Date:

                  (a) Payments on the following Checks shall be the sole property of Seller and Seller shall be entitled to the proceeds thereof (including any NSF and other collection fees related thereto):

                        (i) all Checks sent through the banking system by or on behalf of Seller that clear on or prior to the Closing Date, and

                        (ii) all First Deposit Checks sent through the banking system by or on behalf of Seller on or prior to the Closing Date if such First Deposit Checks clear upon their first deposit into the banking system, even if such First Deposit Checks do not finally clear until after the Closing Date.

                  (b) Payments on the following Checks shall be the sole property of Purchaser and Purchaser shall be entitled to the proceeds thereof (including any NSF and collection fees related thereto) and Seller shall not be entitled to any further or additional compensation, reimbursement or payment for any of the items described in this subsection (as such items shall be deemed Customer Receivables that are included in the Assets acquired by Purchaser):

                        (i) except for First Deposit Checks, all Checks sent through the banking system by or on behalf of Seller or Purchaser before, on or after the Closing Date and that clear after the Closing Date, and

                        (ii) all First Deposit Checks deposited into the banking system by or on behalf of Seller on or before the Closing Date that are returned unpaid in whole or in part at any time after the Closing Date.

As used herein, "First Deposit Checks" shall mean all checks that are deposited into the banking system and all ACH initiations made through the banking system by or on behalf of Seller for the first time and have not at the time of such first deposit or such first ACH initiation ever (x) been returned unpaid for any reason, or (y) otherwise been sent through the banking system for payment. As described in this Section, "Checks" include checks and/or ACH initiations generated from Seller's payday loan, vehicle loan, check cashing or collections activity but do not include Merchandise Checks. As used herein, "Merchandise Checks" means all checks and/or ACH initiations payable or granted to Seller or Purchaser as consideration for merchandise sales made by Seller or Purchaser. Seller shall be entitled to the proceeds from all Merchandise Checks that were issued as consideration for the sale of merchandise on or before the Closing Date (no matter when such Merchandise Checks are finally collected) and Purchaser shall be entitled to the proceeds from all Merchandise Checks that were issued as consideration for the sale of merchandise after the Closing Date. The parties will cooperate with each other diligently and in good faith after the Closing Date in order to reconcile the amounts to which each party is entitled pursuant to this Section as soon as reasonably practical after the Closing Date. The provisions of this Section shall survive the Closing.

      Section 4.15 Reimbursements For Merchandise Warranties. The parties agree that Seller will reimburse Purchaser for all merchandise warranty obligations and other similar obligations under the Customer Service Policies, including, without limitation, any refund or exchange policies, to the extent that (a) the same were made available to Seller's customers in the ordinary course of Seller's Business on or before the Closing Date, and (b) Purchaser actually honors the same after the Closing Date. The amount of such reimbursement in accordance with the preceding sentence shall be equal to Purchaser's actual out-of-pocket cost based on the actual cost of the underlying merchandise to Purchaser less the actual value of any merchandise actually received by Purchaser in any exchange transaction, if any. Seller will make such reimbursements to Purchaser within 10 days after Purchaser sends written notice to Seller (together with reasonable supporting documentation) indicating the amount to be reimbursed to Purchaser by Seller pursuant to this Section. Purchaser may request any such reimbursement periodically after the Closing Date, but no such request will be made more often than monthly and no such request may be made after the sixtieth day following the Closing Date. The Escrow Agreement will secure, among other things, Seller's obligation to reimburse Purchaser for the amounts described in this Section 4.15. The provisions of this Section shall survive the Closing.

      Section 4.16 Allocation Agreement. The parties shall cooperate diligently and in good faith to prepare jointly a Final Purchase Consideration Allocation Agreement ("Final Allocation Agreement"), which agreement, if any, shall be used to jointly complete an IRS Form 8594 ("Form 8594") with respect to the transactions contemplated herein, within 90 days following the Closing Date, provided, however, upon the request of either party hereto, the parties may file their own Form 8594; provided further, however, that in all events each such Form 8594 as filed shall be consistent with the allocation set forth in the Final Allocation Agreement, if any. The parties hereto contemplate that the allocations covered by the Final Allocation Agreement, if any, will include specific allocations of the Purchase Consideration as follows: (i) to the following Assets on an aggregate basis: to the customer lists and customer records of the Business, and to the Non-Competition Agreement; provided, however, that the parties agree that the portion of the Purchase Consideration allocated to the Non-Competition Agreement shall be equal to the Non-Competition Consideration, (ii) to the following Assets on a Shop by Shop basis (as applicable): pawn loans, payday loans, inventory, leasehold interests, furniture, fixtures and equipment, (iii) to the Boulder Property, if applicable, and (iv) to the Charleston Property. If despite using diligent and good faith efforts, the parties are unable to mutually agree upon the allocation of all or any portion of the Purchase Consideration to any of the Assets (the portion of the Purchase Consideration not allocated to the Assets per the mutual agreement of the parties is referred to herein as the "Unallocated Consideration"), the parties may perform their own separate allocations of the Unallocated Consideration and file their own separate Form 8594 for the transaction covered hereby and in such event no Final Allocation Agreement must be executed by the parties hereto; provided, however, that to the extent the parties agree on any specific allocation of a portion of the Purchase Consideration (adjusted for transaction costs and other items that increase or decrease the purchase price

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for tax purposes, as required by applicable tax law) to certain Assets, each party will use such agreed upon allocation in their separate allocations.

      Section 4.17 Real Estate. The parties hereto shall comply with all of the terms and conditions relative to the Owned Real Property set forth in the Real Estate Purchase Provisions.

      Section 4.18 Pre-Closing Inspections.

            4.18.1 Inspection. Immediately prior to the Closing, Purchaser will conduct a thorough examination, audit and inventory of Seller's merchandise inventory (whether owned by Seller or subject to the terms of layaway contracts or statutory hold periods), pawn loans, pawn tickets and the pledged goods covered thereby, buy-sell and repurchase agreements and the merchandise covered thereby, layaway merchandise, gun and firearm transactions, title loans, deferred deposit (payday) loans and all records and documents relating thereto at each Shop (the "Inspection"). In the course of such Inspection, Purchaser shall reasonably determine for each Shop, the aggregate purchase amount of the buy-sell and repurchase agreements and the aggregate loan amount of the pawn loans (based on the principal or purchase amount indicated in the transaction documents), the aggregate value of the merchandise inventory of the Pawnshop Business, the aggregate face amount of the active deferred deposit (payday) loans, the aggregate loan amount of all title loans and other consumer loans, and the aggregate value of the furniture, fixtures, equipment and supplies described above (which shall be the fair market value of such items, as reasonably determined by Purchaser in the same manner utilized by Purchaser in Purchaser's prior pawnshop acquisitions). For purposes of this Section, the "value" of an item of merchandise inventory shall be the Cost of the item. "Cost" shall mean the original loan amount actually advanced by Seller in connection with the underlying forfeited merchandise or the actual purchase price paid by Seller with respect to merchandise acquired by Seller through any method other than through a pawn loan forfeiture; provided, however, if Purchaser, in Purchaser's good faith opinion acting in a commercially reasonable manner determines that the Cost for a particular item is higher or lower than the Cost Purchaser would reasonably attribute to any particular item or loan in the normal course of operating Purchaser's own pawnshops, then Purchaser and Seller shall act reasonably, diligently and in good faith to mutually agree upon an adjustment (either upward or downward) to such Cost with respect to the item or loan in question; and provided further, however, if Purchaser requests an adjustment to the Cost of a particular item or loan and the parties cannot agree on such an adjustment in accordance with the foregoing provisions, then the adjustment shall be finally determined to be the Cost that a reasonably prudent pawnbroker with business experience and sophistication similar in scope and nature to the experience and sophistication of Purchaser and Seller would reasonably attribute to the item or loan in question. If necessary, the parties, acting diligently, in good faith and in a commercially reasonable manner will appoint an independent pawnbroker that meets the qualifications set forth above to assist the parties with determining the Cost of an item or loan (other than gold or diamonds) and in such event, such independent pawnbroker's decision on the Cost of the loan or item in question shall be final. Unless Seller and Purchaser otherwise agree to the contrary with respect to any specific delinquent PFI (with both parties acting reasonably and in good faith), Delinquent PFI's in existence on the Closing Date will not be included in the aggregate pawn loan balance or the buy-sell or repurchase agreement valuation, and such delinquent PFI's will be considered inventory. As used herein, "Delinquent PFI's" shall be deemed to be all non-forfeited pawn loans and un-redeemed buy-sell or repurchase agreements on which no payment has been made within (a) the 113 day period immediately prior to the Closing Date for pawn loans originated under the laws of the States of Arizona or Washington, or (b) the 143 day period immediately prior to the Closing Date for pawn loans originated under the laws of the States of California or Nevada. If Purchaser's Inspection reveals earning asset levels different than the minimum earning asset levels required under Section 4.3(m) and, notwithstanding such difference,

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

Purchaser and Seller mutually agree to close the transaction contemplated hereby, the parties hereby agree to make the following adjustments to the Cash
Consideration:

                  (a) For each $1.00 that the aggregate pawn loan balance for all Shops combined is less than $25,500,000, the total Cash Consideration shall be adjusted downward by $3.00; provided, however, if for any reason other than for a breach of this Agreement by Seller, the Closing Date occurs after January 15, 2005, the $25,500,000 amount described above shall thereafter be reduced to $24,500,000.

                  (b) For each $1.00 that the aggregate value of the merchandise inventory of all Shops combined is less than $12,250,000, the total Cash Consideration shall be adjusted downward by $1.00; provided, however, if for any reason other than for a breach of this Agreement by Seller, the Closing Date occurs after December 15, 2004, the $12,250,000 amount described above shall thereafter be reduced to $11,750,000.

            4.18.2 Missing Loans.

                  (a) As used herein, a "Missing Loan" shall be any non-forfeited pawn loan acquired by Purchaser as part of the Assets for which the underlying collateral is found to be missing. Seller will reimburse Purchaser within 30 days of the Missing Loan's expiration date as follows:

                        (i) for Missing Loans that at their expiration result in a forfeited loan, Seller will reimburse Purchaser for the principal amount of the Missing Loan; and

                        (ii) for Missing Loans that result in a reimbursement for the lost collateral to the borrower, Seller will reimburse Purchaser an amount equal to the actual out-of-pocket cost to Purchaser of that reimbursement. Purchaser agrees to use its best efforts to negotiate the minimum acceptable reimbursement to the borrower. Notwithstanding the foregoing or any other provision of this Agreement, Seller's reimbursement obligations pursuant to this Section 4.18.2(a)(ii) will be limited to a maximum amount equal to three times the actual price for which Purchaser would have sold the missing item in the ordinary course of Purchaser's operations, with Purchaser acting reasonably and in good faith, had the item become inventory of Purchaser.

                  (b) Seller will make Missing Loan reimbursements to Purchaser within 10 days after Purchaser sends written notice to Seller (together with reasonable supporting documentation) indicating the amount to be reimbursed to Purchaser by Seller pursuant to this Section. Purchaser may request any such reimbursement periodically after the Closing Date, but no such request will be made more often than monthly and no such request may be made following the first anniversary of the Closing Date. The Escrow Agreement will secure, among other things, Seller's obligation to reimburse Purchaser for the amounts described in this Section 4.18.2.

                  (c) The provisions of this Section 4.18.2 shall survive the Closing.

            4.18.3 Inspection Start Date. The parties agree that it may take more than one day for Purchaser to complete the Inspection described above. The date Purchaser commences the Inspection contemplated above shall be deemed the "Inspection Start Date." If the Closing occurs and the Inspection Start Date is earlier than the actual day of the Closing, then upon the consummation of the Closing, the Closing Date shall still be deemed to be the Closing Date for all purposes under this Agreement and the Transaction Documents. In this regard, the following additional agreements are made:

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

                  (a) Both parties agree to cooperate with each other to ensure that from the commencement of the Inspection of each Shop through the Closing Date, the business of such Shop is operated by Seller in the ordinary course of Seller's business, and Seller agrees to afford Purchaser an adequate opportunity to oversee the operation of the business of such Shop during such period, which could include, without limitation, having a representative of Purchaser present in such Shop for the purpose of overseeing the operations of such Shop from the commencement of the Inspection of such Shop until the Closing Date.

                  (b) For all periods between the Inspection Start Date and the actual day of Closing, both parties agree to cooperate with each other so that there is an orderly transfer of the business operations of the Business on the Closing Date, collection of all applicable income of each party and the payment of all applicable expenses attributable to each party in accordance with this Agreement. Notwithstanding that the Inspection Start Date may be earlier than the Closing Date, the allocation of all income and expenses for the Business shall be governed by the other terms and conditions of this Agreement related to such allocation.

                  (c) If the Inspection Start Date occurs, but the Closing Date does not actually occur, Purchaser will reasonably cooperate with Seller to promptly remove all evidence from the Shops that all or any portion of the Inspection took place at each applicable Shop and Purchaser will reasonably cooperate with Seller to prevent any unreasonable interference to the Business by Purchaser's Inspection teams as such Inspection teams are withdrawn from the Business.

      Section 4.19 Information Technology Review. Seller and Purchaser hereby agree to cooperate using commercially reasonable efforts to facilitate a review by Purchaser of Seller's information systems, including all hardware and software, with such review to be conducted prior to the Closing Date (the "IT Review").

      Section 4.20 Consulting Agreement. Between the Execution Date and the Closing Date, the parties hereto will use good faith and commercially reasonable efforts to determine the final composition of the management team that will be the subject of the Consulting Agreement, as such team is contemplated on Exhibit "A" attached to the form Consulting Agreement attached hereto as Exhibit "N."

      Section 4.21 Survival. The terms of each and every Section of this Article IV shall survive any termination of this Agreement and shall survive the Closing in the manner described herein, as applicable.

                                    ARTICLE V
                                 OTHER COVENANTS

      Section 5.1 Seller's Negative Covenants. Seller and Mack covenant and agree that, after the Execution Date and until the earlier to occur of (a) the termination of this Agreement, or (b) the Closing Date, they will not, and will use their best efforts to cause their respective shareholders, directors and officers and the Key Persons of Seller to not, solicit, enter into, or entertain any discussions or negotiations with respect to a Competing Transaction, enter into any binding agreement with respect to any Competing Transaction, consummate any Competing Transaction, or agree in writing or otherwise to do any of the foregoing. Seller shall, within 24 hours of obtaining Knowledge of same, furnish Purchaser with copies, or if not in writing, a written summary, of any inquiries or proposals with respect to a Competing Transaction. For purposes of Section 5.1, "Competing Transaction" means any proposal or offer from any Person (other than Purchaser) relating to any purchase or other acquisition of all or any material portion of the assets of, or any possible disposition or issuance of any equity interests in, Seller (or any rights or securities exercisable for, or convertible into, such equity interests), or any merger or other business combination with Seller.

      Section 5.2 Conduct of Business. After the Execution Date and until the earlier to occur of (a) the termination of this Agreement, or (b) the Closing Date, Seller shall, unless Seller receives Purchaser's prior written consent (which consent, except as expressly provided below, shall not be unreasonably withheld or delayed):

                  (a) Use commercially reasonable and diligent efforts to continue to conduct its business in the ordinary course, consistent with Seller's past practices;

                  (b) Not declare, pay or make any dividends or distributions on its capital stock;

                  (c) Not enter into any agreement (oral or written) with its directors, officers or salaried employees except as may be necessary to help consummate the transaction contemplated hereunder; provided, however, that Seller shall obtain Purchaser's prior written consent prior to entering into any such agreement, which consent shall not be unreasonably withheld or delayed; and provided further, however, that Purchaser's written consent shall not be required for any such agreement that is made in the ordinary course of Seller's business consistent with past practices;

                  (d) Not increase the compensation of its directors, officers or employees;

                  (e) Not make capital expenditures (or enter into commitments to make capital expenditures) in excess of $10,000 individually or $25,000 in the aggregate;

                  (f) Not enter (without Purchaser's prior written consent, such consent not to be unreasonably withheld or delayed) into any contract which would be (or have been) deemed a Commitment had the same been entered into prior to the Execution Date; or

                  (g) Not issue any capital stock or grant options to purchase its capital stock which would result in Mack owning less than 67% of the capital stock on a fully-diluted basis.

Notwithstanding the foregoing, Purchaser hereby approves the acquisition transactions described on Exhibit "L" attached hereto and incorporated herein by this reference; provided, however, that such approval shall be deemed to be withdrawn unless such acquisitions are closed prior to the Closing Date on the terms and conditions set forth on Exhibit "L" hereto and that Seller's debt obligations incurred in connection with such acquisitions do not exceed the limitations therefore set forth on Exhibit "L" attached hereto.

      Section 5.3 Assistance With Due Diligence. From and after the date of this Agreement and until the Closing Date (or the termination of this Agreement), Seller and Mack shall, and shall cause the Key Persons of Seller to, (i) use their reasonable best efforts to assist Purchaser and Purchaser's representatives in Purchaser's due diligence review of Seller, the Assets and the Business, (ii) ensure Purchaser and Purchaser's representatives have full and complete access to all of Seller's properties, books, contracts, commitments, personnel and records related to the Assets and any other information Purchaser, in Purchaser's reasonable discretion, deems necessary to complete such due diligence review, and (iii) furnish promptly to Purchaser all information concerning Seller's business, properties and personnel as may be requested by Purchaser and/or Purchaser's representatives. Seller shall provide Purchaser with copies of all documents that pertain to the disclosures set forth in the Schedules and any

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

Supplemental Disclosure Agreement and, upon Purchaser's request, shall provide Purchaser with copies of all other requested documents that pertain to this transaction. All information as may be furnished by or on behalf of Seller to Purchaser or Purchaser's representatives pursuant to this Section 5.3 shall be and remain confidential. Purchaser will conduct any and all investigations and inspections of the Assets in a professional and reasonable manner during the regular business hours of Seller and such investigations and inspections by Purchaser will be subject to Seller's reasonable direction designed to prevent any material disruption to the Business prior to the Closing Date.

      Section 5.4 Notification of Certain Matters. Each of Seller and Purchaser shall promptly advise the other party orally and in writing of (a) any representation or warranty made by it contained in this Agreement that is qualified as to materiality being or becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified being or becoming untrue or inaccurate in any material respect, or (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Should any fact or condition require any change to the Schedules after the Execution Date Seller shall promptly deliver to Purchaser a written supplement to the Schedules specifying such change. The parties contemplate that between the Execution Date and the Closing Date a party may need to modify certain Schedules attached to this Agreement, and the parties agree that notwithstanding any other provision of this Agreement, any such modification to the Schedules by any party shall not constitute a breach by such party under this Agreement. In this regard, the parties agree to execute at the Closing, a Supplemental Disclosure Agreement ("Supplemental Disclosure Agreement") in form and substance reasonably satisfactory to Seller and Purchaser that sets forth the final agreed upon version of each of the Schedules to this Agreement, as such Schedules may change between the Execution Date and the Closing Date in any manner permitted under this Agreement, provided, however, that the parties agree to act diligently, reasonably and in good faith to agree on the terms of the Supplemental Disclosure Agreement; and provided further, however, that the form and substance of Schedules 1.0(a), 1.0(b), 1.0(c), 1.0(d), 1.2.2, 1.3, 2.6(a), 2.6(b), 2.8 and
4.16 attached hereto are hereby deemed to be final and Seller shall have no right to request or require any changes to the form and substance of Schedules 1.0(a), 1.0(b), 1.0(c), 1.0(d), 1.2.2, 1.3, 2.6(a), 2.6(b), 2.8 and 4.16
attached hereto unless Purchaser, in Purchaser's reasonable discretion, agrees to consider, or consents to, such change or unless Purchaser requests any such change and Purchaser and Seller subsequently agree upon such change in the manner described above; and provided further, however, that the form and substance of Schedule 1.0(c) attached hereto may be changed to add additional Assets to such Schedule that Seller actually acquires between the Execution Date and the Closing Date and subtract any Assets that Seller disposes of between the Execution Date and the Closing Date (however, unless Purchaser consents to the same in writing, any addition or subtraction of Assets from the Business must be done in the ordinary course of Seller's business (except for subtractions of Assets due to Force Majeure), must be consistent with Seller's past practices (except for subtractions of Assets due to Force Majeure) and may not have a Material Adverse Effect).

      Section 5.5 Further Instruments of Transfer. Following the Closing, at the request of either party hereto, the other party hereto shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to vest in Purchaser good and marketable title to the Assets, with any such instrument or action to be reasonably satisfactory to both parties hereto. The provisions of this Section shall survive the Closing.

      Section 5.6 Transaction Costs and Tax Matters.

            5.6.1 Whether or not the transactions contemplated hereby are consummated, each party will pay its own transaction costs and expenses related to the transactions contemplated by this

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

Agreement (including, without limitation, out-of-pocket due diligence and travel expenses, copy, fax, delivery, filing and recording fees and costs (except as expressly provided in this Section and in Section 5.11 below), and the fees and expenses of any attorneys, accountants, consultants, lenders, investment bankers or other advisors such party may engage to assist it with the transaction). Notwithstanding the foregoing, if any party (excluding Seller or Mack or any of their affiliates) to a Commitment that is (a) identified as to be assigned on
Schedule 2.9, and (b) further identified on Schedule 2.9 as a Commitment that requires a third party consent to assignment, charges an assignment fee as a condition to consenting to such assignment, Seller shall pay such assignment fee if the same is commercially reasonable and is permitted to be charged by the party charging the same pursuant to the express terms of the Commitment to be assigned; provided, however, that (i) if the Closing occurs, Purchaser shall reimburse Seller at the Closing for 50% of all such commercially reasonable assignment fees that are actually paid by Seller to the extent such fees are permitted to be charged by the party charging the same pursuant to the express terms of the Commitment being assigned and (ii) if this Agreement is terminated, Purchaser shall reimburse Seller promptly following the date on which this Agreement is terminated for 50% of all such commercially reasonable assignment fees that are actually paid by Seller to the extent such fees are permitted to be charged by the party charging the same pursuant to the express terms of the Commitment being assigned. Additionally, each party shall pay in a timely manner all of their respective taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, except as provided in Section 5.6.2.

            5.6.2 Seller and Purchaser shall each pay 50% of any and all taxes resulting from the sale of the Assets hereby identified on Schedule 5.6.2 ("Transfer Taxes") and Purchaser and Seller shall pay all transfer taxes and recording fees relating to the transfer of the Owned Real Property from Seller to Purchaser hereunder in the manner specified in the Real Estate Purchase Provisions. Purchaser shall be required to deliver to Seller on the Closing Date its share of Transfer Taxes set forth in Schedule 5.6.2, unless the parties agree to a different amount prior to Closing. Seller shall promptly deposit the amount paid by Purchaser, together with an equal amount paid by Seller, with the applicable taxing authority(ies) in order to avoid the imposition of any late payment penalty with respect thereto. No later than the 30th day following the Closing Date, Seller shall provide Purchaser with reasonable supporting documentation evidencing that all required Transfer Tax payments required as a result of the sale of the Assets hereby have been made by Seller. If it is determined that any further amounts are due with respect to Transfer Taxes, Seller and Purchaser shall each promptly cause 50% of such taxes and any interest, or penalties or additional amounts with respect thereto to be paid. To the extent that any state or local law or regulation precludes Seller from absorbing any of the Transfer Taxes ("No-Share Taxes"), the Cash Consideration shall be reduced by fifty percent of the amount of such No-Share Taxes and Purchaser shall be responsible, in addition to the amounts for which it otherwise is responsible hereunder, for that portion of the No-Share Taxes by which the Cash Consideration has been reduced. Purchaser and Seller agree that the amount by which the Cash Consideration is reduced pursuant to the immediately preceding sentence shall be deemed to be part of the Purchase Consideration for purposes of allocating such amount to the goodwill of the Business pursuant to Section 4.16. Notwithstanding the foregoing, in no event shall Purchaser be obligated to pay any income, gross receipts, business or occupational taxes imposed on Seller in connection with the transactions contemplated hereby, except to the extent such taxes are specifically identified in Schedule 5.6.2.

            5.6.3 Purchaser and Seller shall, and shall cause their affiliates to, cooperate as reasonably requested by a party hereto, at the sole expense of the requesting party, in connection with the requesting party's preparation of tax returns, defense of any audit, examination or inquiry with respect to any taxes, and pursuit of any tax refund or credit, to the extent the same may pertain to the Business or the Assets.

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

            5.6.4 If any indemnification amount is paid by a party under this Agreement, such amount shall be treated for all applicable income tax purposes as an adjustment to the Purchase Consideration paid for the Assets.

            5.6.5 The provisions of this Section 5.6 shall survive the Closing.

      Section 5.7 Name Change. As soon as practicable but in no any event no later than the seventh (7th) day following the Closing Date, SuperPawn shall amend its articles of incorporation and take all other actions necessary to change its name from "SuperPawn, Inc." to another name not similar in any fashion or manner to such name and Seller will coordinate such change so that simultaneously Purchaser may obtain the rights to such name in whatever form or fashion Purchaser deems advisable. The provisions of this Section shall apply to the corporate entity name of SuperPawn as well as to all assumed name and other similar filings and reservations referencing the name "SuperPawn" or any variation thereof. The provisions of this Section shall survive the Closing.

      Section 5.8 Material Change. Between the Execution Date and the Closing Date, (i) Seller shall inform Purchaser in writing within a commercially reasonable period of time following the occurrence of any Material Adverse Change, and (ii) Purchaser shall inform Seller in writing within a commercially reasonable period of time following the occurrence of any Purchaser Material Adverse Change.

      Section 5.9 Mortgages, Liens and Guaranties. Except as expressly permitted pursuant to Section 5.2 above, from and after the Execution Date until the Closing Date, Seller shall not, without the prior written approval of Purchaser, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of the Assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, or make any capital contribution or investment in any Person. The terms of this Agreement shall not restrict Seller's right, after the Execution Date, to open, close, terminate, create or administer Consumer Loans and Consumer Loan Documents in the ordinary course of Seller's business.

      Section 5.10 Seller's Principals. Mack has read the terms and conditions of this Agreement and has (or will, prior to Closing) read the Transaction Documents and acknowledges that (1) the execution of this Agreement and the Transaction Documents and the undertakings of Mack in this Agreement and the Transaction Documents are (or will be) in partial consideration for, and a condition to the consummation by, Purchaser of the transactions contemplated by this Agreement and the Transaction Documents, and (2) Purchaser would not have executed (or will not execute) this Agreement or any Transaction Documents executed (or to be executed) pursuant to this Agreement without the execution of this Agreement and such undertakings by Mack. Between the Execution Date and the end of the 2nd year following the Closing Date, Seller and Mack agree that they will not dissolve, reorganize or make any material changes to the organizational structure or formation agreements and documents of either Seller Entity except as described in Section 5.7 above; provided, however, that Seller may undertake such a transaction if Purchaser receives an express written assumption of Seller's then surviving rights and obligations under this Agreement and any Transaction Document, with such assumption being signed by, and binding on, the party or parties succeeding to the interest of Seller and the party or parties receiving anything more than a de minimis portion of the proceeds of the transactions contemplated by this Agreement. The provisions of this Section shall survive any termination of this Agreement and shall survive the Closing.

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

      Section 5.11 Direction of Energies Prior to Closing. Unless or until this Agreement is terminated under Section 4.6, each party hereto shall use commercially reasonable and diligent efforts to (a) cause the conditions in
Section 4.2 and Section 4.3 to be satisfied, and (b) take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, obtaining all authorizations, consents, waivers and approvals as may be required in accordance with this Agreement. Except as may be necessary to fulfill the requirements set forth in the immediately preceding sentence, neither party will be obligated to pay money or incur obligations in order to obtain any authorizations, consents, waivers or approvals as may be required in accordance with this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, Purchaser may, beginning on the day following the execution of this Agreement and subject to Seller's reasonable directions as to timing and other matters, contact Seller's licensors, regulatory authorities, suppliers, lenders, agents, franchisees, lessors, service providers and contractors regarding the transactions contemplated hereby; provided, however, that Seller will use its best efforts to provide Purchaser with such directions promptly prior to the beginning of such day. Without limiting the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other regulatory law with respect to the transactions contemplated hereby as promptly as practicable after the Execution Date and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other regulatory law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Each party will be responsible for their own costs and expenses incurred in connection with the preparation of their respective HSR Act filings or any similar filings; provided, however, Purchaser will be solely responsible for paying the filing fee required under the HSR Act.

      Section 5.12 Customer and Other Business Relationships. After Closing, Seller will cooperate with Purchaser in its efforts to continue and maintain for the benefit of Purchaser those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Purchaser after the Closing, including relationships with employees, customers, licensors, regulatory authorities, suppliers, lenders, agents, franchisees, lessors, service providers, contractors and others; provided, however, Seller's obligations under this sentence shall survive the Closing only until the end of the 3rd full calendar month following the Closing; and provided further, however, that Seller will not be obligated to incur any expense in performing its obligations under this sentence. In addition to the foregoing, Seller will satisfy any retained Liabilities (that are not Assumed Liabilities) in a manner that is not detrimental to any of the above-described relationships. Seller will refer to Purchaser all inquiries relating to the Business following the Closing Date. Neither Seller nor Mack shall take any action that would diminish the value of the Assets after the Closing or which would interfere with the business of Purchaser after the Closing, including, without limitation, disparaging the name or business of Purchaser. The provisions of this Section shall survive the Closing; provided, however, to the extent any provisions of this Section specifically state that they shall survive the Closing for a certain period of time, such provisions shall survive the Closing only for such specified period of time.

      Section 5.13 Retention of and Access to Records. After the Closing Date, Purchaser shall retain for a period consistent with Purchaser's record retention policies and practices in effect as of the Execution Date, those records of Seller delivered to Purchaser. After the Closing, Purchaser shall provide Seller and its representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable Seller to prepare financial statements or tax returns or respond to tax audits; provided, however, Purchaser's obligations under this sentence shall survive the Closing only until the end of the 26th full calendar month following the Closing Date; and provided further, however, that Purchaser will not be obligated to incur any expense in performing its obligations under this sentence. After the Closing Date, Seller shall retain for a period consistent with Seller's record retention policies and practices in effect as of the Execution Date, those records of Seller in Seller's possession as of the Execution Date and as of the Closing Date that are or were applicable to the Business. After the Closing, Seller shall provide Purchaser and its representatives reasonable access to records regarding any Assets or Excluded Assets and to records regarding any Liabilities (including, without limitation, the Assumed Liabilities), during normal business hours and on at least three days' prior written notice, in connection with claims asserted by third parties against Purchaser specifically as to any such Excluded Assets or retained Liabilities; provided, however, Seller's obligations under this sentence shall survive the Closing only until the end of the 26th full calendar month following the Closing Date; and provided further, however, that Seller will not be obligated to incur any expense in performing its obligations under this sentence. The provisions of this Section shall survive the Closing; provided, however, to the extent any provisions of this Section specifically state that they shall survive the Closing for a certain period of time, such provisions shall survive the Closing only for such specified period of time.

      Section 5.14 Assistance in Proceeding. Seller and Mack will cooperate with Purchaser in the contest or defense of, and make available, at Purchaser's sole expense, such persons and provide any testimony and access to its books and records in connection with, any proceeding involving or relating to (a) any transaction contemplated by this Agreement, or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status, or transaction involving Seller, the Assets or the Business; provided, however, that except as otherwise described in Article VI of this Agreement, the obligations of Seller and Mack under this sentence that accrue after the Closing Date shall survive the Closing only until the end of the 24th full calendar month following the Closing; and provided further, however, that except as otherwise described in this Agreement (including, without limitation, Article VI of this Agreement), Seller will not be obligated to incur any expense in performing its obligations under this sentence. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing; provided, however, to the extent any provisions of this Section specifically state that they shall survive the Closing for a certain period of time, such provisions shall survive the Closing only for such specified period of time.

      Section 5.15 Schedule 4.3(g). Between the Execution Date and the Closing Date, the parties hereto will comply with the terms and conditions of Schedule 4.3(g) and will use diligent, good faith and commercially reasonable efforts to mutually agree on a resolution of the matters identified in Schedule 4.3(g) in the manner more particularly described in such Schedule.

      Section 5.16 Redundant Data Center. Between the Execution Date and the Closing Date Seller will use diligent and good faith efforts to establish a redundant off-site data facility ("Redundant Facility") for the technology business of Seller that is an Excluded Asset, as such Redundant Facility is more particularly described in the form Software License Agreement attached hereto as Exhibit "F." Seller agrees to diligently commence and pursue securing a location for the Redundant Facility and to diligently commence and pursue to completion the design, development, construction and operation of the Redundant Facility as soon after the Execution Date as is reasonably possible, with Seller acting in good faith and in a commercially reasonable manner. Seller shall use diligent, good faith and commercially reasonable efforts to cause the Redundant Facility to be fully-functional on or before the Closing Date; provided, however, Purchaser shall not be obligated to cause the Redundant Facility to be fully functional until the earlier to occur of (a) the date set forth therefore in the form Software License Agreement attached hereto as Exhibit "F," or (b) the 150th day following the Execution Date. If the Closing does not occur for any reason other than as a result of a breach by Seller of the terms of this Agreement, Purchaser agrees to buy from Seller, at Seller's cost, all of the computer equipment to be dedicated to the Redundant Facility that Seller procures from independent third parties in arms-length

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

transactions after the Execution Date; provided, however, in no event shall Purchaser be obligated to pay Seller more than $132,000 for any of such equipment and any such equipment that Purchaser does not buy from Seller, to the extent Seller incurred more than $132,000 in procuring such equipment, shall remain the sole property of Seller; provided further, however, that prior to Purchaser purchasing any of such equipment from Seller, Seller must provide Purchaser with reasonable supporting documentation evidencing the cost of such equipment and describing the purpose that such equipment is or was intended to serve in the Redundant Facility. Seller shall deliver possession of all such equipment Purchaser buys from Seller pursuant to this Section promptly after Seller receives payment therefore from Purchaser and at such time all such equipment purchased by Purchaser shall be the sole property of Purchaser and Seller shall have no further rights thereto. The provisions of this Section shall survive the Closing and shall survive any termination of this Agreement.

      Section 5.17 Survival. The terms of each and every Section of this Article V shall survive any termination of this Agreement and shall survive the Closing in the manner described herein, as applicable.

                                   ARTICLE VI
                                    REMEDIES

      Section 6.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the parties contained in this Agreement, the Schedules (including any supplements thereto made by Seller), the Transaction Documents and any other certificate or document delivered pursuant to this Agreement shall survive the Closing until the second anniversary of the Closing Date (except the representations and warranties of Seller and Mack set forth in Sections 2.15 and 4.9 shall survive until the fifth anniversary of the Closing
Date). The covenants, agreements and indemnities (except those contained in Sections 5.1, 5.2, 5.3, 5.4, 5.8, 5.9, and 5.11, each of which shall not survive the Closing Date) contained herein shall survive the Closing without limitation as to time unless the covenant, agreement or indemnity specifies a time limitation, in which case such covenant, agreement or indemnity shall survive until the expiration of such specified term. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing; provided, however, to the extent any provisions of this Section specifically state that they shall survive the Closing for a certain period of time, such provisions shall survive the Closing only for such specified period of time.

      Section 6.2 Indemnification by Seller and Mack. Seller and Mack, jointly and severally, shall defend, indemnify and hold harmless Purchaser and Purchaser's affiliates and their respective subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (Purchaser and such persons and entities, collectively, "Purchaser's Indemnified Persons"), and shall reimburse Purchaser's Indemnified Persons, for, from and against each and every demand, claim, loss, liability, judgment, damage, lien, fine, penalty, action, cost and expense (including, without limitation, reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, the "Losses") imposed on or incurred by Purchaser's Indemnified Persons, directly or indirectly, relating to, resulting from, or arising out of (i) a breach of any representation or warranty made by Seller in this Agreement, (ii) a breach of any express representation or warranty, if any, made by Seller or Mack in any Transaction Document (other than this Agreement), (iii) except for obligations maturing or accruing after the Closing Date under the Assumed Liabilities, any Liabilities, obligations or duties of Seller or Mack, whether accrued, absolute, contingent or otherwise, arising out of, or in any way connected with, Seller's or Mack's activities relating to the Assets, the Liabilities of the Business or the Business and/or the operation of the Assets or the Business prior to the Closing (or, if the same are not Assumed Liabilities, arising out of, or in any way connected with Seller's or Mack's activities relating to the Assets, the Liabilities of the Business or the Business before, on and after the Closing),

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

(iv) except for obligations maturing or accruing after the Closing Date under the Assumed Liabilities, the ownership, use, possession or operation of the Assets or the Business at any time prior to the Closing Date, (v) any breach or nonfulfillment of any covenant, agreement or other obligation of Seller or Mack under this Agreement, any Transaction Document or any certificate or other document delivered or to be delivered pursuant hereto or thereto, including, without limitation, Seller or Mack's obligation to pay Purchaser any portion of the Final Debt Consideration Amount (to the extent Seller or Mack is required to pay any Final Debt Consideration Amount to Purchaser pursuant to Schedule 1.2.2), or (vi) the Schedule 9.16 Items; provided, however, that Purchaser will pay over to Seller or Mack, as applicable, any insurance proceeds actually received by Purchaser in respect of any such Losses to the extent such Losses shall have been paid by Seller or Mack, as applicable, pursuant to this Section
6.2 and such proceeds have not already been applied by Purchaser to offset all or any portion of such Losses; provided further, however, that Purchaser, in Purchaser's sole and absolute discretion, may determine whether or not to file or pursue a claim under any insurance that might be applicable to the matters underlying any such Losses and Purchaser shall have no obligation to file or pursue a claim under any such insurance. For purposes of this Agreement, Losses shall be calculated after giving effect to any related tax benefit and amounts recovered from third parties, including amounts recovered under insurance policies with respect to such Losses, net of any costs to recover such amounts. Notwithstanding the foregoing, Purchaser shall not be entitled to assert any claim for indemnification under this Section 6.2 unless and until such time as all Losses exceed $750,000 ("Purchaser's Basket") in the aggregate, at which time any and all claims of Purchaser for indemnification of Losses in excess of Purchaser's Basket may be asserted; provided, however, that Purchaser's Basket shall not be applicable to any Losses attributable to (a) the failure of Seller to deliver any of the Assets to Purchaser free from all Liabilities other than the Assumed Liabilities or to pay or otherwise satisfy any payment obligations related to the Assets which are presently existing or exist at any time prior to the Closing Date and are not expressly assumed by Purchaser as an Assumed Liability, (b) any breach by Seller or Mack of any representation, warranty, covenant or obligation set forth in this Agreement or any Transaction Document if such breach is attributable to the fraud, bad faith or willful misconduct of Seller or Mack or if Seller or Mack had Actual Knowledge of the breach at the time the covenant, representation or warranty was made, (c) the failure by Seller or Mack to make or pay, as appropriate, to or for the benefit of Purchaser, as appropriate, all or any portion of the Final Debt Consideration Amount (to the extent Seller or Mack is required to pay any Final Debt Consideration Amount to Purchaser pursuant to Schedule 1.2.2), or any prorations, adjustments, reimbursements, settlements or reconciliations specifically required to be made or paid by Seller or Mack pursuant to the provisions of Article IV of this Agreement, (d) any breach by Seller of Section 2.8, 2.15 or 2.16, (e) Seller's failure to make any payment required to be made by Seller in accordance with Section 4.9 or Section 5.6, or (f) the Schedule
9.16 Items. Notwithstanding anything in this Agreement to the contrary, none of the Purchaser's Indemnified Persons shall be entitled to indemnity under the Escrow Agreement or otherwise under this Section 6.2 with respect to, and Seller shall not otherwise be liable for, any breach of a representation or warranty of Seller hereunder if Purchaser had Actual Knowledge of such breach at or prior to the Closing. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing.

      Section 6.3 Indemnification by Purchaser. Except as otherwise expressly provided in this Article VI, Purchaser shall defend, indemnify and hold harmless Seller, Mack, and each of their respective subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (Seller and such persons and entities, collectively, "Seller's Indemnified Persons"), and shall reimburse Seller's Indemnified Persons, for, from and against all Losses imposed on or incurred by Seller's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (i) a breach of any representation or warranty made by Purchaser in this Agreement,
(ii) a breach of any

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

express representation or warranty, if any, made by Purchaser in any Transaction Document (other than this Agreement), (iii) any breach or nonfulfillment of any covenant, agreement or other obligation of Purchaser under this Agreement, any Transaction Document or any certificate or other document delivered or to be delivered pursuant hereto or thereto, including, without limitation, Purchaser's obligation to pay Seller any portion of the Purchase Consideration, any portion of the Debt Holdback (to the extent Purchaser is required to pay any portion of the Debt Holdback to Seller pursuant to Schedule 1.2.2), the Final Debt Consideration Amount (to the extent Purchaser is required to pay any Final Debt Consideration Amount in excess of the Debt Holdback to Seller pursuant to
Schedule 1.2.2), and Purchaser's obligation to pay its share of sales taxes as provided in Section 5.6.2, (iv) obligations maturing or accruing after the Closing Date under the Assumed Liabilities, or (v) the ownership, use, possession or operation of the Assets from and after the Closing Date, provided, however, that Seller or Mack, as applicable, will pay over to Purchaser any insurance proceeds actually received by Seller or Mack in respect of any such Losses to the extent such Losses shall have been paid by Purchaser pursuant to this Section 6.3 and such proceeds have not already been applied by Seller or Mack, as applicable, to offset all or any portion of such Losses; provided further, however, that Seller or Mack, in their sole and absolute discretion, may determine whether or not to file or pursue a claim under any insurance that might be applicable to the matters underlying any such Losses and neither Seller nor Mack shall have any obligation to file or pursue a claim under any such insurance. Notwithstanding the foregoing, neither Seller nor Mack shall be entitled to assert any claim for indemnification under this Section 6.3 unless and until such time as all claims of such parties for indemnification hereunder exceed $750,000 ("Seller's Basket") in the aggregate, at which time any and all claims of Seller and/or Mack for indemnification in excess of Seller's Basket may be asserted; provided, however, that Seller's Basket shall not be applicable to any Losses attributable to (a) the failure of Purchaser to pay Seller any portion of the Purchase Consideration, (b) any breach by Purchaser of any representation, warranty, covenant or obligation set forth in this Agreement or any Transaction Document if such breach is attributable to Purchaser's fraud, bad faith or willful misconduct or if Purchaser had Actual Knowledge of the breach at the time the covenant, representation or warranty was made, (c) the failure by Purchaser to make or pay, to or for the benefit of Seller and Mack, as appropriate, any portion of the Debt Holdback (to the extent Purchaser is required to pay any portion of the Debt Holdback to Seller pursuant to Schedule 1.2.2) or any portion of the Final Debt Consideration Amount (to the extent Purchaser is required to pay any Final Debt Consideration Amount in excess of the Debt Holdback to Seller pursuant to Schedule 1.2.2), or any prorations, adjustments, reimbursements, settlements or reconciliations specifically required to be made or paid by Purchaser pursuant to the provisions of Article IV of this Agreement, (d) any breach by Purchaser of Section 3.5, or (e) Purchaser's failure to make any payment required to be made by Purchaser in accordance with Section 5.6. Notwithstanding anything in this Agreement to the contrary, none of the Seller's Indemnified Persons shall be entitled to indemnity under this Section 6.3 with respect to, and Purchaser shall not otherwise be liable for, any breach of a representation or warranty of Purchaser hereunder if either Seller or Mack had Actual Knowledge of such breach at or prior to the Closing. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing.

      Section 6.4 Indemnification Procedures. If any action, claim or proceeding shall be brought or asserted by one or more third parties against a party hereto or any successor or indemnified person related thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article VI from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action, claim or proceeding, together with a copy of such claim, process or other legal pleading, to the Indemnifying Person, who shall assume the defense thereof, including the employment of counsel approved by the Indemnified Person (which approval shall not be unreasonably withheld or delayed) and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within twenty days after notice of any such action, claim or proceeding (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such action, claim or proceeding), fails to assume the defense thereof, the Indemnified Person shall have the right (upon further notice to the Indemnifying Person) to undertake the defense, compromise or settlement of such action, claim or proceeding for the account and at the risk of the Indemnifying Person and at the Indemnifying Person's expense, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article VI to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action, claim or proceeding, or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person, and then only if the claimant provides to the Indemnified Person a release from all liability in respect of such action, claim or proceeding. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action, claim or proceeding that requires solely the payment of money damages by the Indemnifying Person, and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding. The Indemnified Party and the Indemnifying Party will cooperate with all reasonable requests of the other. As a condition to asserting any rights under this Article VI, each Purchaser's Indemnified Person must appoint Purchaser, and each Seller's Indemnified Person must appoint Steven Mack, as its sole agent for all matters relating to any claim hereunder. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing.

      Section 6.5 Burden of Proof; Waiver. The right to indemnification, reimbursement, or any other remedy based on the breach of any representations, warranties, covenants or obligations set forth herein or in the Transaction Documents by the non-breaching party shall not be affected by any investigation conducted by the non-breaching party with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation, except to the extent the non-breaching party had Actual Knowledge at or prior to the Closing of the inaccuracy of, or non-compliance with, any such representation, warranty, covenant or obligation; provided, however, the provisions of the foregoing exception shall not apply to Schedule 9.16 Items. In cases throughout this Agreement where the term Actual Knowledge qualifies or limits any representation, warranty, covenant or obligation of a party hereto, the parties hereby agree that the burden of proving that a party had Actual Knowledge of the fact or matter in question shall be borne by the party to whom such Actual Knowledge is attributed. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any Transaction Documents, any attachments, exhibits or schedules attached hereto or thereto or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies, except as expressly provided herein to the contrary. No waiver of any provision of this Agreement or of any parties' failure to comply with this Agreement shall be valid unless such waiver is in writing and signed by the party to be charged with waiving the benefits of such provision or compliance. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing.

      Section 6.6 Remedies. Except as expressly set forth elsewhere in this Agreement to the contrary (including, without limitation, the provisions of Sections 4.7 and 7.3), the remedies provided in this Article VI shall be the sole and exclusive remedies available to a party hereto for the breach of any representation, warranty, covenant or obligation hereunder by another party hereto; provided, however, that, notwithstanding the foregoing and subject to the limitations contained in Sections 6.2, 6.3 and 6.7: (i) any party may seek injunctive or similar equitable relief for any breach of this Agreement by another party, and (ii) any party may seek any damages, rights and remedies available to such party hereunder or at law or in equity for (x) any breach by a party hereto of any covenant or obligation of such breaching party set forth in this Agreement or any Transaction Document if such breach is attributable to the breaching party's fraud, bad faith or willful misconduct, or (y) any violation of tax or securities related laws by a party hereto. All remedies available to the parties, whether hereunder or at law or in equity, as such remedies may otherwise be limited pursuant to this Agreement, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing.

      Section 6.7 Limitation of Liability. Notwithstanding anything contained in this Agreement or any Transaction Document to the contrary, it is agreed and acknowledged that the liability of Seller and Mack hereunder and under any Transaction Document, in the event the Closing occurs, shall be limited to a combined aggregate amount equal to $20,000,000. Notwithstanding anything contained in this Agreement or any Transaction Document to the contrary, in the event the Closing occurs, except for Purchaser's obligation to pay the Purchase Consideration, it is agreed and acknowledged that the liability of Purchaser hereunder and under any Transaction Document shall be limited to a combined aggregate amount equal to $20,000,000. In the event the Closing does not occur, the parties hereby agree that the liability of one party to the other shall not be limited, except as to the extent required or permitted by Applicable Law. Purchaser also agrees that from and after the Closing Date any Shares then being held by the Escrow Agent pursuant to the Escrow Agreement, if any, shall serve as the first source for satisfaction of any of claims made by Purchaser under this Agreement except for claims related to Seller's failure to make any payment to Purchaser required pursuant to the provisions of Schedule 1.2.2, if any and Seller agrees that it will make any such Schedule 1.2.2 payment, if any, to Purchaser in the manner more particularly described in Schedule 1.2.2. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing. Notwithstanding the foregoing, if the Closing occurs, amounts paid or payable by one party to the other pursuant to Schedule 1.2.2 or pursuant to the express proration, adjustment, reimbursement, settlement or reconciliation covenants and provisions of Article IV of this Agreement shall not be applied against, or act to reduce, the maximum post-Closing liability limitation amount set forth in this Section for the party paying, or obligated to pay, such amounts.

      Section 6.8 Survival. The terms of each and every Section of this Article VI shall survive any termination of this Agreement and shall survive the Closing in accordance with their respective terms.

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

                                   ARTICLE VII
                                  MISCELLANEOUS

      Section 7.1 Confidentiality. As used in this Agreement, "Confidential Information" shall mean any and all information, knowledge and intelligence of any type whatsoever, whether in writing, oral or electronic, relating in any manner to the party possessing, owning and disclosing such information ("Disclosing Party"), including, but not limited to, all of the Disclosing Party's financial information and all due diligence materials delivered by the Disclosing Party to the other party ("Receiving Party"), including all trade secrets, marketing strategies, business strategies, financial information, procedures, research, lists, methodologies, contracts, business records, and know-how; provided, however, any information that is either (i) generally known by the public through no fault of the Receiving Party, (ii) disclosed to the Receiving Party without any associated obligation of confidentiality from a source other than the Disclosing Party who was authorized to disclose such information without a confidentiality obligation, whether by contract, fiduciary duty or otherwise, to the Disclosing Party, or (iii) independently known to, or developed by, the Receiving Party without reference to the Disclosing Party's Confidential Information, shall not be considered Confidential Information. The fact that this Agreement exists shall also be deemed Confidential Information, except to the extent any disclosure of the terms of this Agreement is required by any Applicable Law, including, without limitation, any applicable securities law. In order to enable the parties hereto to perform their pre-Closing due diligence, a Disclosing Party hereto may disclose certain of its own Confidential Information to a Receiving Party. The Receiving Party recognizes and acknowledges that the Disclosing Party's Confidential Information is the exclusive property of the Disclosing Party, is material, is confidential and greatly affects the goodwill and the personal and business success of the Disclosing Party. Accordingly, as a material inducement for each party to enter into this Agreement, each party hereto hereby covenants and agrees that, except as expressly provided herein, it will not now, or at any time in the future, directly or indirectly, divulge, reveal or communicate, either orally or in writing, to any other Person or to the public, any of the other party's Confidential Information or use any of the other party's Confidential Information for their benefit or for the benefit of others except: (i) with the prior written consent of the Disclosing Party (which consent may be withheld in such Disclosing Party's sole discretion); or (ii) as required by law, rule or regulation. Notwithstanding the foregoing, the Receiving Party may disclose the Disclosing Party's Confidential Information to the employees, officers, directors, shareholders, accountants, attorneys, consultants and advisors of such Receiving Party, but only to the extent such people require such Confidential Information in order for the Receiving Party to effectively pursue the consummation of the transaction contemplated by this Agreement; provided, however, the Receiving Party shall require any of its employees, officers, directors, shareholders, accountants, attorneys, consultants or advisors who receive the Disclosing Party's Confidential Information to comply with the confidentiality provisions of this Agreement and the Receiving Party shall be liable for any breach of the terms of the confidentiality provisions of this Agreement by its own employees, officers, directors, shareholders, accountants, attorneys, consultants or advisors as if the Receiving Party had breached the Agreement itself. If there any inconsistencies or conflicts between the terms of this Agreement and the terms of that certain Confidentiality Agreement dated June 9, 2004, executed by and between Seller and Purchaser, the terms of this Agreement shall control any such inconsistencies or conflicts. The provisions of this Section shall not prohibit any party from contacting the other party's employees, suppliers, vendors, landlords, franchisees, tenants, licensors, licensees, advisors, distributors or service providers to the extent such third parties need to be contacted in order to effectuate the Closing of the transactions contemplated hereby; provided, however, that no party hereto may contact any of the other party's suppliers, vendors, landlords, franchisees, tenants, licensors, licensees, advisors, distributors or service providers without first obtaining such other party's prior consent to make such contact, such consent not to be unreasonably withheld or delayed.

The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing.

      Section 7.2 Return of Confidential Information; Public Releases. If this Agreement is terminated for any reason, each Receiving Party will return to the Disclosing Party all of the Disclosing Party's Confidential Information without keeping copies of such Confidential Information (except for one record copy to be maintained in confidence by the Receiving Party's counsel) and shall not use any of the Disclosing Party's Confidential Information for its benefit or for the benefit of others. Additionally, at all times after the Execution Date until the Closing, Seller and Purchaser shall not make any public release of information regarding the matters contemplated herein except (i) that Purchaser and Seller may each continue such communications with employees, officers, directors, shareholders, accountants, attorneys, consultants, advisors, suppliers, lenders, lessors and other particular individuals or groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this Agreement, and (ii) as required by law; provided, however, that Purchaser may make public releases regarding this Agreement and the transactions contemplated hereby to the extent Purchaser reasonably believes the same to be prudent in connection with its disclosure obligations or its past practices; and provided further, however, Purchaser will not make any such public release unless it has first given Seller a reasonable opportunity to review and comment on such release. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing.

      Section 7.3 Breach of Confidentiality Provisions. In view of the irreparable harm and damage which would occur to the Disclosing Party as a result of a breach or a threatened breach by the Receiving Party under Sections
7.1 or 7.2 hereof, and in view of the lack of an adequate remedy at law to protect the Disclosing Party in connection with such a breach, the Disclosing Party shall have the right to receive, and the Receiving Party hereby consents to the issuance of, temporary and permanent injunctions enjoining the Receiving Party from any violation of Sections 7.1 and 7.2 of this Agreement. The Receiving Party acknowledges that both temporary and permanent injunctions are appropriate remedies for such a breach or threatened breach. The foregoing remedies shall be in addition to, and not in limitation of, any other rights or remedies to which the Disclosing Party is or may be entitled at law or in equity, including, without limitation, the right to specific performance and the right to receive damages. The Receiving Party's obligation to protect the Disclosing Party's Confidential Information in accordance with this Agreement shall terminate five (5) years from the date of this Agreement. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing; provided, however, to the extent any provisions of this Section specifically state that they shall survive the termination of this Agreement or the Closing for a certain period of time, such provisions shall survive such termination or Closing only for such specified period of time.

      Section 7.4 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all of the parties hereto.

      Section 7.5 Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto; provided, however, Purchaser may assign all of its rights under this Agreement to an affiliate of Purchaser ("Permitted Assignee"); provided further, however, that Purchaser shall remain jointly and severally liable with such Permitted Assignee for all of the obligations and liabilities of the "Purchaser" hereunder. Additionally, in the event of such an assignment by Purchaser to a Permitted Assignee, (a) Purchaser and the Permitted Assignee shall each make the representations and warranties set forth in Article III hereof, as the same may need reasonable modification to properly reflect the entity type and state of formation of the Permitted Assignee (except the Permitted Assignee will not make the representation set forth in the third sentence of Section 3.2, (b) Purchaser shall, in addition to remaining primarily, jointly and severally liable for all of the obligations of the "Purchaser" hereunder, be responsible for directly performing any of the obligations of the "Purchaser" hereunder that would be impossible or impractical for the Permitted Assignee to perform, including, without limitation, the issuance of the Shares.

      Section 7.6 Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, devisees, executors, administrators, trustees, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any Person not a party hereto or thereto any rights or remedies hereunder or thereunder. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing.

      Section 7.7 Entire Agreement. This Agreement, the attached Attachments, Exhibits and Schedules, and the Transaction Documents constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except as expressly provided elsewhere in this Agreement, if there are any conflicts between the terms of this Agreement, the Attachments, Exhibits or Schedules attached hereto or any of the Transaction Documents, the most restrictive of the conflicting provisions shall control. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing.

      Section 7.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. The provisions of this Section shall survive the termination of this Agreement and shall survive the Closing.

      Section 7.9 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

      Section 7.10 Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by (a) depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested and addressed to the intended recipient's Notice Address, (b) by sending the same via a nationally recognized overnight courier for next business day delivery to the intended recipient's Notice Address, (c) by sending the same via an electronically confirmed telecopy transmission to the telecopy number listed in the intended recipient's Notice Address, or (d) by delivering the same in person to the intended recipient's Notice Address. Any such notice shall be deemed received on the earlier to occur of (a) the date of actual receipt of the notice, (b) the date evidenced on a signed delivery receipt as the date of delivery or the date delivery was refused, if the notice is delivered in person, or via certified or registered mail or by an overnight courier for next business day delivery, or (c) on the date set forth on an electronically generated fax confirmation sheet if the notice is sent via telecopy. Any notice delivered by Purchaser to any one Seller Entity or to Mack shall constitute notice to each such Seller

Entity and to Mack. For purposes of notice, the address for notices ("Notice Address") for each party hereto is as follows:

IF TO SELLER OR MACK:

Camco, Inc.
3021 Business Lane
Las Vegas, NV 89103
Attention: Bryan Waters
Phone: 702.735.4444 ext. 141
Fax: 702.739.7344

With a copy (which shall not constitute notice) to:

Jonathan K. Layne
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA 90067
Phone: 310.552.8641
Fax: 310.552.7053

If to Purchaser:

Cash America International, Inc.
1600 W. 7th Street
Fort Worth, Texas 76102
Attn: Curtis Linscott
Phone: 817.570.1687
Fax: 817.570.1647

Any party may change its Notice Address for notice by written notice given to the other parties in accordance with this Section.

      Section 7.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Any signature on this Agreement or any other Transaction Document may be a facsimile signature and all parties agree that any signature delivered by facsimile shall be treated as an original signature to any such document.

      Section 7.12 Survival. The terms of each and every Section of this Article VII shall survive any termination of this Agreement and shall survive the Closing in accordance with their respective terms.

                                  ARTICLE VIII
                             RESOLUTION OF DISPUTES

      Section 8.1 Mediation. Each party hereto (each, a "Claiming Party") agrees that as a condition precedent to the bringing of any litigation or arbitration action, suit or proceeding to settle any disputes between the parties hereto, or to resolve any claim or controversy arising out of, or related to this Agreement or the Transaction Documents or the making, performance, or interpretation thereof, or to enforce any rights hereunder or under any Transaction Document, or to assert a claim for damages in connection herewith or in connection with any Transaction Document (collectively, an "Action"), that such Claiming Party will give each other party hereto (each, a "Non-Claiming Party") ten (10) days prior written notice ("Claim Notice") of its intent to bring such an Action, and to be effective such Claim Notice must specifically describe the claim in detail and must identify the Approved Jurisdiction in which the Claiming Party desires to bring such Action. Upon receipt of a Claim Notice, any Non-Claiming Party may elect to require mediation as provided herein (which election shall be made by written notice given by such Non-Claiming Party to the other parties hereto within ten (10) days of its receipt of the Claim Notice). If a Non-Claiming Party timely requires mediation, the parties hereto agree to submit to non-binding mediation in the Approved Jurisdiction, with such mediation to be conducted in accordance with laws of the State of Texas; provided, however, that the mediator used in the mediation proceeding must have its principal place of business in the metropolitan area of the selected Approved Jurisdiction. A Claiming Party's failure to give a proper and complete Claim Notice required by this Section 8.1 shall be grounds for the staying of any such Action pending submission of a proper and complete Claim Notice by the Claiming Party to the Non-Claiming Party and pending the completion of any mediation, if any, required by the Non-Claiming Party pursuant to this Section. The provisions of this Section 8.1 do not apply to Actions that are excluded from the mandatory arbitration provisions of this Agreement. Each party will be responsible for its own costs and expenses incurred in connection with any mediation proceeding; provided, however, Seller and Purchaser will equally share the responsibility for paying the costs and fees of the mediator.

      Section 8.2 Arbitration. Except as provided in Section 8.4 and Section 8.8 below, each party hereto agrees that any Action not settled pursuant to the mediation process described in Section 8.1 shall be finally settled solely and exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") or any successor organization. The place of arbitration shall be the Approved Jurisdiction described in the Claim Notice; provided, however, that the laws applicable to the arbitration proceeding shall be the laws of the State of Texas. The procedure for selecting the arbitrator(s) will be as prescribed by the AAA or its successor; provided, however, that if the AAA or a successor is not in existence or does not provide such a procedure, then Seller and Purchaser will each select one arbitrator and said arbitrators will select a third; provided further, however, that all arbitrators used in any arbitration proceeding must have their principal place of business in the metropolitan area of the selected Approved Jurisdiction.

      Section 8.3 Arbitration Awards. The award of the arbitrator(s) shall be the sole and exclusive remedy between the parties regarding any Action brought before the arbitrator(s) and shall be made and shall promptly be payable free of any tax (to the extent the party making such payment is responsible for such tax), deduction, or offset. Any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement if the award is confirmed by the court. Judgment upon the award of the arbitrator(s) may be entered in a court having jurisdiction thereof located in the Approved Jurisdiction in which such arbitration proceeding is held, or application may be made to a court of competent jurisdiction in such Approved Jurisdiction for a judicial acceptance of the award or for an order of enforcement.

      Section 8.4 Injunctive Relief. Nothing herein contained shall bar the right of either party to obtain injunctive relief against threatened conduct that will cause loss or damages under the applicable laws and rules of equity, including the applicable rules for obtaining preliminary injunctions; provided, however, that such relief must be sought only from a court of competent jurisdiction that is located within an Approved Jurisdiction. Any claim brought under this Section 8.4 is not subject to the Claiming Party first proceeding under Sections 8.1 or 8.2 above.

      Section 8.5 Waiver of Jury Trial. To the extent permitted by applicable law, each party hereto irrevocably waives trial by jury in any Action, whether at law or in equity, brought by any of them against any of the others.

      Section 8.6 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (BUT NOT THE LAWS AND RULES GOVERNING CONFLICTS OF
LAWS) OF THE STATE OF TEXAS. THE CLAIMING PARTY HAS THE RIGHT TO CHOOSE THE APPROVED JURISDICTION IN WHICH ANY ACTION ARISING BETWEEN THE PARTIES WILL BE HEARD. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF, AND TO RESOLVE ANY ACTION IN, THE APPROVED JURISDICTION SELECTED BY THE CLAIMING PARTY. EACH PARTY AGREES (I) NOT TO COMMENCE ANY ACTION EXCEPT IN AN APPROVED JURISDICTION, (II) TO WAIVE ANY DEFENSES AS TO PERSONAL JURISDICTION IN ANY APPROVED JURISDICTION, AND (III) THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED OR CERTIFIED MAIL TO EACH PARTY'S RESPECTIVE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION BROUGHT AGAINST A PARTY HERETO IN ANY APPROVED JURISDICTION. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION IN ANY APPROVED JURISDICTION AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH APPROVED JURISDICTION THAT ANY SUCH ACTION BROUGHT IN ANY SUCH APPROVED JURISDICTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FOR PURPOSES OF THIS AGREEMENT AND ANY TRANSACTION DOCUMENT, ONLY TARRANT COUNTY, TEXAS AND CLARK COUNTY, NEVADA SHALL BE "APPROVED JURISDICTIONS."

      Section 8.7 Costs and Fees. In the event Purchaser brings an Action against Seller or Mack in Tarrant County, Texas or in the event Seller or Mack brings an Action against Purchaser in Clark County, Nevada and the party bringing such Action does not ultimately prevail in such Action, then, in addition to any other relief the prevailing party may be awarded, the non-prevailing party shall be obligated to reimburse the prevailing party for the prevailing party's actual documented out-of-pocket travel costs incurred in connection with defending such Action. Furthermore, the prevailing party in any Action shall be entitled to recover from the other party reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements, court costs, arbitration costs and fees and the costs and fees of the arbitrators, if applicable, incurred in connection with such Action, provided, however, the reimbursement of any such costs, expenses, fees and disbursements by one party to the other under this sentence shall be in addition to any other relief that may be awarded. Notwithstanding anything herein to the contrary, in the event a court or the arbitrator(s) determine that no party in an Action can be deemed the prevailing party in such Action, the court or arbitrator(s) may, for good cause, to be determined in the sole discretion of the court or the arbitrator(s), require each party to pay all or any portion of their own travel-related costs, attorneys' fees, court costs, arbitration related fees and costs and/or any other out-of-pocket costs or expenses incurred by such party in connection with such Action.

      Section 8.8 Third Parties in an Action. Notwithstanding anything herein to the contrary, no party hereto will be compelled to mediate or arbitrate any Action if an unrelated third party that is not a party to this Agreement or any applicable Transaction Document is a necessary party to the Action unless such third party (whether one or more) agrees to join the mediation or arbitration or can be compelled to join the mediation or arbitration. In no event, however, can any such unrelated third party mandate a change in the governing law hereunder or under any Transaction Document or mandate that such Action be heard in any location other than in an Approved Jurisdiction unless such unrelated third party obtains a final and non-appealable court order mandating a change in location or a change in the governing law.

      Section 8.9 Survival. The terms of each and every Section of this Article VIII shall survive any termination of this Agreement and shall survive the Closing.

                                   ARTICLE IX
                                  DEFINITIONS

This Article IX sets forth the definitions of certain defined terms used throughout Articles I through VIII of this Agreement.

      Section 9.1 Accrued Liabilities. The term "Accrued Liabilities" means all Assumed Liabilities that have a scheduled payment date after the Closing Date and relate to a period of time prior to the Closing Date (Accrued Liabilities may include, without limitation, real estate taxes, personal property taxes, and Lease Pass-Through Charges).

      Section 9.2 Applicable Laws. The term "Applicable Laws" means all laws, regulations, rules, statutes, orders, ordinances and licensing requirements that are or were applicable to Seller or the conduct or operation of the Business or the ownership or use of any of its assets, including without limitation the Assets. Without limiting the foregoing, Applicable Laws include, without limitation, all federal, state and local laws, regulations, rules, statutes, orders, ordinances and requirements, and specifically include, without limitation, the Bank Secrecy Act, the U.S.A. Patriot Act, the Gramm-Leach-Bliley Act, the Consumer Reporting Employment Clarification Act, the Consumer Collection Credit Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, the Americans With Disabilities Act, all truth-in-lending related laws, all gun and firearm laws, all laws of each state and locality in which Seller or any of Seller's affiliates or franchisees do business that are applicable to employers, pawnbrokers, jewelers, second-hand goods dealers, payday lenders, check cashers and title lenders, all state and federal franchising and business opportunity laws, all usury and consumer protection related laws, all federal, state and local tax laws, all applicable zoning and licensing laws, all environmental and human health and safety laws, all other federal, state and local laws, regulations, rules, statutes, orders, ordinances and requirement, together with all regulations, rules, orders and requirements promulgated under each of the foregoing.

      Section 9.3 Commitments. The term "Commitments" means all Consumer Loans, all Consumer Loan Documents, all Leases, all Franchise Agreements and all other written or oral documents, agreements, contracts, commitments, letters of intent, leases, licenses, instruments, notes, binders and obligations that relate to the Assets or the Assumed Liabilities or that entitle Seller to receive, or require Seller to pay, $5,000 or more or that grant Seller rights, or impose obligations on Seller, that will or could extend beyond the Closing Date.

      Section 9.4 Consumer Loan Documents. The term "Consumer Loan Documents" means all Consumer Loan accounts, documents, files, pawn tickets, buy-sell or repurchase agreements, layaway contracts, loan documents, loan contracts, loan applications, loan files, customer checks, promissory notes, promises to pay, certificates of title, security agreements, sales receipts, store credit receipts and vouchers, consignment contracts and other evidences of indebtedness or evidences of accounts receivable reflected by Seller's books and records as owed to and owned by Seller.

      Section 9.5 Consumer Loans. The term "Consumer Loans" means all consumer loan accounts and receivables of the Business, including, without limitation, pawn loans, deferred deposit (or payday) loans, auto (or title) loans, installment loans and all other loans made by Seller to consumers, to the extent that any such loans, whether or not the same are current or delinquent, are being assigned to and assumed by Purchaser pursuant to this Agreement and the other Transaction Documents.

      Section 9.6 Current Liabilities. The term "Current Liabilities" means any current liabilities, current expenses or other current obligations of Seller incurred or arising in Seller's ordinary course of business that are generally consistent with Seller's past practices.

      Section 9.7 Force Majeure. The term "Force Majeure" means the occurrence of an act of God or any event that is beyond the reasonable control of a party hereto so long as such party acted diligently, reasonably and in good faith to prevent or cure such event.

      Section 9.8 GAAP. The term "GAAP" means generally accepted accounting principles as in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a substantial segment of the accounting profession, that are applicable to the circumstances in question as of the date of determination, consistently applied.

      Section 9.9 Hazardous Substances. The term "Hazardous Substance(s)" means any and all solid, hazardous, toxic, harmful or radioactive substances or wastes; pollutants; contaminants of any kind; or any other materials or substances, including without limitation asbestos, presumed asbestos-containing material or asbestos containing material, petroleum substance/crude oil or any refined or unrefined fraction or derivative of crude oil such as motor fuels, that are now or hereafter identified, classified, defined, or regulated under any Applicable Laws.

      Section 9.10 Liability. The term "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, foreseen or unforeseen, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

      Section 9.11 Material Adverse Effect and Material Adverse Change. The terms "Material Adverse Effect" and "Material Adverse Change" mean any circumstance, event, or series of circumstances or events, of whatever nature (other than any change in economic, regulatory or industry conditions generally) which together or individually (a) would reasonably be expected to have a material adverse effect on the operations, Liabilities, value or condition (financial or otherwise) of the Assets, the Business or Seller, or (b) would reasonably be expected to render it impossible for Seller or Mack to consummate the transactions contemplated under this Agreement or under any of the Transaction Documents.

      Section 9.12 Other Business Activities. The term "Other Business Activities" means all collection activities, check cashing activities, title loan activities, insurance products and services, money order and wire transfer products and services, prepaid products and services, tax preparation services and all other products, services and business activities sold or conducted by the Business other than pawn loans and deferred deposit (payday) loans and the sale of merchandise acquired as a result of pawn loan forfeitures.

      Section 9.13 Person. The term "Person" shall mean an individual, partnership, corporation, trust, limited liability company, limited liability partnership, joint stock company, unincorporated association, joint venture or any other entity or any government body.

      Section 9.14 Prepaid Expenses. The term "Prepaid Expenses" means all amounts that have been prepaid by Seller for a period of service that extends beyond the Closing Date to the extent the same are paid in connection with Assumed Liabilities, and Prepaid Expenses may include, without limitation, rents (for the current or next calendar month), waste services and security services.

      Section 9.15 Purchaser Material Adverse Effect and Purchaser Material Adverse Change. The terms "Purchaser Material Adverse Effect" and "Purchaser Material Adverse Change" mean any circumstance, event, or series of circumstances or events, of whatever nature (other than any change in economic, regulatory or industry conditions generally) which together or individually (a) would reasonably be expected to have a material adverse effect on the operations, Liabilities, value or condition (financial or otherwise) of Purchaser or its business, or (b) would reasonably be expected to render it impossible for Purchaser to consummate the transactions contemplated under this Agreement or under any of the Transaction Documents.

      Section 9.16 Schedule 9.16 Items. The term "Schedule 9.16 Items" means the facts, matters and items set forth in Schedule 9.16 hereto.

      Section 9.17 Transaction Documents. The term "Transaction Documents" means this Agreement and the other agreements, certificates, instruments and documents contemplated hereby to be executed and delivered by any party to this Agreement at or prior to the Closing.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

      EXECUTED effective as of the Execution Date.

PURCHASER:                                CAMCO:

CASH AMERICA INTERNATIONAL,               CAMCO, INC., a Nevada corporation
 INC., a Texas corporation

By:   /s/  Daniel R. Feehan               By:   /s/  Steven A. Mack
      ------------------------------            -------------------------------
      Daniel R. Feehan, President               Steven A. Mack,
                                                Chief Executive Officer

SUPERPAWN:                                MACK:

SUPERPAWN, INC., a Nevada corporation

                                          /s/  Steven A. Mack
                                          ------------------------------
                                          STEVEN A. MACK

By:   /s/  Steven A. Mack
      ------------------------------
      Steven A. Mack,
      Chief Executive Officer

                                  ATTACHMENT A

                        DEFINITIONS CROSS-REFERENCE TABLE
                                       AND
                         LIST OF EXHIBITS AND SCHEDULES

DEFINITIONS CROSS-REFERENCE TABLE:

          DEFINED TERM                                   SECTION OF AGREEMENT**
---------------------------------                        ----------------------
AAA                                                                       8.2

Accepting Seller's Employees                                             4.10

Accrued Liabilities                                                       9.1

Action                                                                    8.1

Actual Knowledge                                          Article II Preamble

Additional Financial Statements                                           4.3

Affidavit                                                    REPP - Section 4

Agreement                                                            Preamble

Allocated Amount                                             REPP - Section 4

Applicable Laws                                                           9.2

Approved Jurisdictions                                                    8.6

Assets                                                               Recitals

Assumed Liabilities                                                       1.3

Assumed Taxes                                                REPP - Section 4

Bill of Sale                                                              4.4

Boulder Property                                              REPP - Preamble

Business                                                             Recitals

Camco                                                                Preamble

Cash Consideration                                                      1.2.2

Charleston Property                                           REPP - Preamble

Checks                                                                   4.14

Chief Officers                                                            3.9

Claim Notice                                                              8.1

Claiming Party                                                            8.1

Closing                                                                   4.1

Closing Date                                                              4.1

Closing Statement                                                         4.4

Code                                                                     2.27

Commitments                                                               9.3

Compensation                                                             2.25

Competing Transaction                                                   5.1.1

Confidential Information                                                  7.1

Consumer Loan Documents                                                   9.4

Consumer Loans                                                            9.5

Contract Assignment Consents                                              4.3

Controlled Lease                                                          4.4

Controlled Real Property                                                 2.20

Cost                                                                   4.18.1

Current Liabilities                                                       9.6

          DEFINED TERM                                   SECTION OF AGREEMENT**
---------------------------------                        ----------------------
Customer Receivables                                                      2.5

Customer Service Policies                                                2.23

Debt Holdback                                                  Schedule 1.2.2

Deed                                                         REPP - Section 4

Delinquent PFI's                                                       4.18.1

Disclosing Party                                                          7.1

Effective Hire Time                                                      4.10

Effective Termination Time                                               4.10

Employee Plans                                                           2.27

Encumbrances                                                 REPP - Section 2

ERISA Affiliates                                                         2.27

Escrow Agent                                                              4.5

Escrow Agreement                                                          4.4

Escrow Funds                                                              4.5

Estoppels                                                                 4.3

Excluded Assets                                                      Recitals

Execution Date                                                       Preamble

Final Allocation Agreement                                               4.16

Final Debt Consideration Amount                                Schedule 1.2.2

First Deposit Checks                                                     4.14

Force Majeure                                                             9.7

Form 8594                                                                4.16

Franchise Agreement                                                      2.35

Franchise Business                                                   Recitals

Franchises                                                               2.35

GAAP                                                                      9.8

Global Assignment                                                         4.4

Hazardous Substances                                                      9.9

Herrera                                                                 1.2.1

Home Office Real Estate                                                  2.20

HR Agreement                                                              4.4

HSR Act                                                                   4.2

Immaterial IP                                                            2.10

Improvements                                                 REPP - Section 1

Indemnified Person                                                        6.4

Indemnifying Person                                                       6.4

Initial Adjusted Debt Amount                                            1.2.2

Inspection                                                             4.18.1

Inspection Start Date                                                  4.18.3

Intellectual Property Assignments                                         4.4

IT Review                                                                4.19

Key Officers                                                              2.6

Key Persons of Purchaser                                  Article II Preamble

Key Persons of Seller                                     Article II Preamble

Knowledge                                                 Article II Preamble

Land                                                         REPP - Section 1

Lease Pass-Through Charges                                               4.13

Leases                                                                   2.20

          DEFINED TERM                                   SECTION OF AGREEMENT**
---------------------------------                        ----------------------
Liability                                                                9.10

Loan Assignment                                                           4.4

Losses                                                                    6.2

Mack                                                                 Preamble

Material Adverse Change                                                  9.11

Material Adverse Effect                                                  9.11

Material IP                                                              2.10

Merchandise Checks                                                       4.14

Missing Loans                                                          4.18.2

Non-Claiming Party                                                        8.1

Non-Competition Agreement                                                 4.4

Non-Competition Consideration                                           1.2.1

No-Share Taxes                                                          5.6.2

No Tax Due Letter                                                         4.9

Notice Address                                                           7.10

Other Business Activities                                                9.12

Owned Real Property                                                      2.20

Owned Realty Taxes                                           REPP - Section 4

Owner Policy                                                 REPP - Section 4

Permits                                                                  2.12

Permitted Assignee                                                        7.5

Permitted Encumbrances                                       REPP - Section 2

Person                                                                   9.13

Policies and Procedures                                                  2.34

Preliminary Allocation Agreement                                          4.4

Prepaid Expenses                                                         9.14

Primary Business                                                     Recitals

Proprietary Rights                                                       2.10

Purchase Consideration                                                  1.2.1

Purchaser                                                            Preamble

Purchaser Material Adverse Change                                        9.15

Purchaser Material Adverse Effect                                        9.15

Purchaser's Basket                                                        6.2

Purchaser's Indemnified Persons                                           6.2

Qualified Appraiser                                          REPP - Section 8

Real Estate                                                              2.20

Real Estate Permits                                          REPP - Section 1

Real Estate Purchase Provisions                               REPP - Preamble

Realty Conveyance Documents                                  REPP - Section 4

Realty No-Purchase Notice                                    REPP - Section 8

Receiving Party                                                           7.1

Redundant Facility                                                       5.16

Retained 4.3(g) Contracts                                     Schedule 4.3(g)

REPP                                                             Attachment A

Rowan                                                                    2.25

Schedule 9.16 Items                                                      9.16

SEC                                                                       3.9

SEC Filings                                                               3.9

          DEFINED TERM                                   SECTION OF AGREEMENT**
---------------------------------                        ----------------------
Securities Act                                                           2.39

Seller                                                               Recitals

Seller Entity                                                             2.1

Seller Financial Statements                                               2.6

Seller Group                                                             2.39

Seller's Basket                                                           6.3

Seller's Employees                                                       2.25

Seller's Indemnified Persons                                              6.3

Shares                                                                  1.2.1

Shop                                                                      4.3

Shrink-Wrap Software                                                     2.10

Signing Date Average                                                    1.2.2

Software License Agreement                                                4.4

Specifications                                               REPP - Section 3

State(s)                                                                  4.9

State Code(s)                                                             4.9

Store Credit Amount                                                     1.2.2

Studies and Plans                                            REPP - Section 1

SuperPawn                                                            Preamble

Supplemental Disclosure Agreement                                         5.4

Survey                                                       REPP - Section 2

Taxes                                                                    2.15

Telephone Transfer Agreements                                             4.4

Tests                                                        REPP - Section 6

Title Commitment                                             REPP - Section 2

Title Company                                                REPP - Section 2

Title Company Requirements                                   REPP - Section 2

Trading Value                                                           1.2.2

Transaction Documents                                                    9.17

Transfer Taxes                                                          5.6.2

Unallocated Consideration                                                4.16

Warn Act                                                                 2.25

Warranties                                                   REPP - Section 1

Waters                                                                   2.25

** As used in this Attachment, the term REPP means the Real Estate Purchase Provisions attached to the Agreement as Exhibit "I"

EXHIBITS:

      A.    Bill of Sale

      B.    Global Assignment

      C.    Loan Assignment

      D.    Non-Competition Agreement

      E.    Escrow Agreement

      F.    Software License and Maintenance Agreement

      G.    Form Lease Agreement for Controlled Real Estate

      H.    Rental Terms for Controlled Real Estate

      I.    Real Estate Purchase Provisions

      J.    Minimum Earning Asset Levels

      K.    Deferred Maintenance Items

      L.    Terms of Pre-Approved Seller Acquisitions

      M.    Human Resources Agreement

      N.    Consulting Agreement

SCHEDULES:

AGREEMENT
 SECTION                                  SCHEDULE
---------      -----------------------------------------------------------------
1.0(a)         List of Owned Locations

1.0(b)         List of Franchised Locations

1.0(c)         List of Assets

1.0(d)         List of Excluded Assets

1.2.2          Debt Adjustment Amount Calculation Method

1.3            Assumed Liabilities

2.0(a)         Key Persons of Seller

2.0(b)         Key Persons of Purchaser

2.1            Seller's Affiliates, Officers and Directors and Seller's
               Interests in Other Ventures

2.2            Seller's Required Consents

2.3            Conflicts with Seller's Agreements

2.4            Seller's Required Third Party Consents

2.5(a)         Loans, Documents and Files - Forms and Procedures

2.5(b)         Exceptions to Loans, Documents and Files - Forms and Procedures

2.5(c)         Customer Receivables

2.6(a) Seller's Audited Financial Statements for the 12 month periods ended 12/31/01, 12/31/02, and 12/31/03, Seller's trial balances and Unaudited Financial Statements for the period ended 7/31/04;
               and Seller's Management Letters and Related Responses

2.6(b)         Non-GAAP items in Seller's Financial Statements

2.7            Liabilities

2.8            Liens and Encumbrances

2.9            Commitments

2.10           Intellectual Property

2.11           Trade Secrets and Customer Lists

2.12(a)        Compliance with Laws

2.12(b)        Permits and Licenses

AGREEMENT
 SECTION                                  SCHEDULE
---------      -----------------------------------------------------------------
2.13           Litigation

2.19           Sufficiency of Assets

2.20(a)        Real Estate

2.20(b)        Condemnation and Construction Matters

2.21           Buildings and Structures

2.22           Other Business Activities

2.23           Customer Service Policies

2.24           Change in Business

2.25           Employees

2.26           Employment and Labor Matters

2.27           Employee Benefit Plans

2.31           Banking Relationships and Powers of Attorney

2.32           Insurance

2.33           Privacy Notices

2.34           Policies and Procedures

2.35           Franchises

4.3(g)         Certain Consents and Estoppels

4.9            Tax Laws with Successor Liability

5.6.2          Sales Tax

9.16           Schedule 9.16 Items